                                                                    EXHIBIT 10.1


                     AGREEMENT AND PLAN OF REORGANIZATION

     THIS AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") is made and entered into effective as of March 26, 1997, by and between CALNETICS CORPORATION, a California corporation (together with any and all subsidiaries, "Calnetics"), and SUMMA INDUSTRIES, a California corporation (together with any and all subsidiaries, "Summa").


                                R E C I T A L S
                                - - - - - - - -

     A. The authorized capital of Calnetics consists of 20,000,000 shares of Common Stock, without par value, of which 3,023,799 shares are issued and outstanding and held of record by a total of approximately 300 shareholders as of the date hereof, and 2,000,000 shares of Preferred Stock, without par value, of which no shares have been issued or are outstanding. The Common Stock of Calnetics is registered under Section 12(g) of the Securities Exchange Act of 1934 (the "Exchange Act") and traded in The Nasdaq National Market under the symbol "CALN."

     B. The authorized capital of Summa consists of 10,000,000 shares of Common Stock, $.001 par value, of which 4,070,250 shares are issued and outstanding as of the date hereof and held of record by a total of approximately 600 shareholders as of the date hereof, and 5,000,000 shares of Preferred Stock, $.001 par value, of which no shares have been issued or are outstanding. The Common Stock of Summa is registered under Section 12(g) of the Exchange Act and traded in The Nasdaq National Market under the symbol "SUMX."

     C. The respective Boards of Directors of Calnetics and Summa deem it advisable and generally to the advantage of each corporation, and in the best interests of their respective shareholders, to cause Calnetics to be merged with and into a newly-to-be-formed California corporation which will be a wholly-owned subsidiary ("Subsidiary") of Summa, under and pursuant to the provisions of the California Corporations Code (the "Merger"). Accordingly, the respective Boards of Directors of Calnetics and Summa have approved, and will recommend for approval of their respective shareholders, this Agreement and the Merger contemplated hereby, and have directed their respective proper officers to execute and deliver this Agreement and to cause the respective corporations to perform each of their respective obligations hereunder.

     D. It is the intention of the parties hereto that the acquisition by Summa of all of the issued and outstanding capital stock of Calnetics will qualify as a corporate "reorganization" within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"), such that receipt of Summa Common Stock will not be a taxable transaction for federal income tax purposes for the shareholders of Calnetics, who will recognize taxable gain only on the cash and Debentures (as defined below) received by them as a consequence of the Merger. This Agreement is intended to be and is adopted as a plan of reorganization within the meaning of Section 368 of the Code.

     NOW, THEREFORE, in consideration of the foregoing recitals and the mutual agreements, representations, warranties and covenants herein contained, and subject to the terms and conditions hereinafter set forth, the parties hereto hereby agree in accordance with the California Corporations Code, the provisions of the Agreement of Merger (as defined below), and the provisions of this Agreement, that, at the Effective Time of the Agreement of Merger, Calnetics shall be merged with and into Subsidiary, such that Subsidiary, as the "Surviving Corporation" in the Merger, shall continue as a single corporation existing under the laws of the State of California and as a wholly-owned subsidiary of Summa, and the parties hereto hereby adopt and agree to the following agreements, terms, and conditions relating to the Merger and the manner of carrying the same into effect.

     1.   DEFINITIONS.
          -----------

          1.1 "Agreement" means, and the words "herein", "hereof", "hereunder" and words of similar import refer to this instrument and any and all exhibits, schedules and other attachments hereto, and any amendment hereto.

          1.2 "Agreement of Merger" refers to that certain document of even date herewith, a copy of which is attached hereto as Exhibit A, the terms of which are fully incorporated into, and the satisfaction of which is an express condition of, this Agreement.

          1.3 "Calnetics Balance Sheet" means the unaudited consolidated balance sheet of Calnetics as of December 31, 1996 referred to in Section 6.6 hereof.

          1.4 "Calnetics Common Stock" refers to any and all common stock, without par value, of Calnetics.

          1.5 "Calnetics Financial Statements" means the audited and unaudited consolidated financial statements of Calnetics referred to in Section 6.6 hereof.

          1.6 "Calnetics' Property" means any real property and improvements owned, leased, used, operated or occupied by Calnetics.

          1.7 "Calnetics Shareholders" refers collectively to any and all holders of Calnetics Common Stock of record immediately prior to the Effective Time.

          1.8  "Commission" refers to the Securities and Exchange Commission.

          1.9 "Debenture(s)" means the 5.5% Convertible Subordinated Debentures to be issued to the Calnetics Shareholders as a consequence of the Merger as provided in Section 3.1.1(a)(ii) below.

          1.10 "Effective Date" means the date specified in Section 4.3 hereof.

          1.11 "Effective Time" means that time specified in Section 4.3 hereof.

          1.12 "Environmental Law" means any federal, state, local or foreign law, statute ordinance, rule, regulation, or treaty; all judicial administrative, and regulatory orders, judgments, decrees, permits, and authorizations; and common law relating to: (1) the protection, investigation, remediation or restoration of the environment or natural resources, (2) the handling, use, storage, treatment, disposal, release or threatened release of any Hazardous Substance; or (3) noise, odor, pollution, contamination, land use, or any injury or threat of injury to persons or property.

          1.13 "Exchange Act"  has the meaning set forth in Recital A hereto.

          1.14 "Exchange Agent" means U. S. Stock Transfer Corporation, the transfer agent and registrar for the Summa Common Stock.

          1.15 "Hazardous Substance" means any substance, material, or waste that is: (1) listed, classified or regulated in any concentration pursuant to any Environmental Law; (2) any petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive materials or radon; or (3) any other substance, material, or waste which may be the subject of regulatory action by any governmental entity pursuant to any Environmental Law.

          1.16 "Joint Proxy Statement/Prospectus" means the joint proxy statement of Summa and Calnetics and all supplements and amendments thereto, mailed to shareholders of Summa and Calnetics in connection with the Merger.

          1.17 "Knowledge" means, with respect to an entity, actual knowledge of the Chief Executive Officer, the President, the Chief Financial Officer and/or the Chief Administrative Officer of that entity and, with respect to an individual, actual knowledge of that individual.

          1.18 "Merger" has the meaning set forth in Recital C hereto.

          1.19 "Options" means the outstanding options to purchase shares of Calnetics Common Stock referred to in Section 6.2(a) hereof.

          1.20 "Person" refers to any corporation, trust, partnership, individual, association or other entity.

          1.21 "Registration Statement" means the Registration Statement on Form S-4 to be filed with the Commission by Summa under the Securities Act, and any amendments thereto, for the purpose of registering the Summa Common Stock and Debentures (including the Summa Common Stock issuable upon conversion of the Debentures and upon exercise of options exchanged as provided in Section 10.6 below) to be issued in connection with the transactions contemplated by this Agreement.

          1.22 "Securities Act" refers to the Securities Act of 1933, as amended.

          1.23 "Subsidiary" has the meaning set forth in Recital C hereto.

          1.24 "Summa Balance Sheet" means the unaudited consolidated balance sheet of Summa as of February 28, 1997 referred to in Section 7.6 hereof.

          1.25 "Summa Common Stock" refers to any and all common stock, $.001 par value, of Summa.

          1.26 "Summa Financial Statements" refers to the audited and unaudited consolidated financial statements of Summa referred to in Section 7.6 hereof.

          1.27 "Summa's Property" means any real property and improvements owned, leased, used, operated or occupied by Summa.

          1.28 "Summa Shareholders" refers to those holders of Summa Common Stock of record immediately prior to the Effective Time.

          1.29 "Surviving Corporation" refers to Subsidiary as the survivor of the Merger.

     2.   THE SURVIVING CORPORATION.
          -------------------------

          2.1   Surviving Corporation.  The corporation which shall survive the
                ---------------------
Merger is Subsidiary (sometimes hereinafter referred to as the "Surviving Corporation").

          2.2   Articles of Incorporation.  The Articles of Incorporation of
                -------------------------
Subsidiary, as in effect immediately before the Effective Time, shall be amended upon consummation of the Merger to change the name of Subsidiary to "Calnetics Corporation," and as so amended shall be the Articles of Incorporation of the Surviving Corporation from and after the Effective Time until changed or amended as provided by law or such Articles of Incorporation.

          2.3   Authorized Capitalization of Surviving Corporation.  The total
                --------------------------------------------------
number of shares of all classes of capital stock which the Surviving Corporation shall have authority to issue shall be 1,000 shares of Common Stock, $.001 par value per share.

          2.4   Bylaws.  The Bylaws of Subsidiary, as in effect immediately
                ------
before the Effective Time, shall be the Bylaws of the Surviving Corporation until changed or amended as provided in accordance with law, the Articles of Incorporation of the Surviving Corporation, or such Bylaws.

          2.5   Directors.  There shall be (3) directors of the Surviving
                ---------
Corporation from and after the Effective Time (until changed in accordance with applicable law and the Articles of Incorporation and Bylaws of the Surviving Corporation), who shall be the three directors of Subsidiary in office immediately before the Effective Time.

     3.   CONVERSION OF SHARES, OPTIONS AND OTHER SECURITIES.
          --------------------------------------------------

          3.1   Manner of Converting Shares.  The manner and basis of converting
                ---------------------------
securities of  Calnetics into securities of Summa shall be as follows:

          3.1.1 Calnetics Common Stock.
                ----------------------

          (a) Subject in all events to the provisions of Sections 3.1.1(b) and
3.4 below, each share of Calnetics Common Stock outstanding on the Effective Date shall, as a consequence of the Merger, be converted automatically into the right to receive:

                  (i)    The sum of $1.25 in cash;

                  (ii) The additional sum of $2.25, which shall be payable pursuant to the terms and conditions of a Debenture in the form of Exhibit A to the form of Indenture attached as Exhibit B hereto; and

                  (iii) That portion of a share of Summa Common Stock as is determined in accordance with the provisions of Section 3.1.1(c) below.

          (b) Debentures will not be callable or otherwise redeemable at the option of Summa during their term. Debentures will be issued in principal denominations of $1,000 and integral multiples thereof, and holders of Calnetics' Common Stock who would otherwise be entitled to receive a Debenture in a principal amount of less than $1,000 will be entitled to receive such amount, in lieu thereof and at their election to be made within 30 days following the date of the Letter of Transmittal sent to each former shareholder of Calnetics as provided in Section 3.2 below, either in cash or in additional shares of Summa's Common Stock valued at the Average Trading Price (as defined in Section 3.1.1(c) below), with cash in lieu of fractional shares as provided in Section 3.3 below. Holders failing to make an election within this 30-day period will be deemed to have elected to receive either additional shares of Summa's Common Stock or cash, at the option of Summa.

          (c) The portion of a share of Summa Common Stock which the former Calnetics Shareholders shall be entitled to receive as a consequence of the Merger for each share of Calnetics Common Stock held as of the Effective Time of the Merger shall be determined by dividing $4.25 by the Average Trading Price of a share of Summa Common Stock, but not less than .57 of a share nor more than
 .77 of a share. For these purposes, the Average Trading Price will equal the 20-day average of the mean between the closing bid and asked prices for a share of Summa's Common Stock on The Nasdaq National Market for each of the 20 consecutive trading days ending on the third trading day prior to the meeting of Calnetics Shareholders to be held to consider and vote upon the Merger, as provided in Section 8.6 below.

          3.1.2   Options to Purchase Calnetics Common Stock.   Each Option (as
                  -------------------------------------------
defined in Section 6.2(a) below) outstanding at the Effective Time shall be canceled as of the Effective Time by agreements with the holder thereof to accept, in the place thereof, an option to purchase

1.167 shares of Summa Common Stock, at the same aggregate exercise price, all as provided in Section 10.6 below.

          3.1.3   Calnetics Common Stock Owned by Calnetics.  Shares of Summa
                  -----------------------------------------
Common Stock shall not be issued as a consequence of the Merger in respect of shares of Calnetics Common Stock owned by Calnetics immediately prior to the Effective Time, if any, and as of the Effective Time any and all such shares of Calnetics Common Stock owned by Calnetics shall be canceled and retired, and all rights in respect thereof shall cease to exist.

        3.2  Surrender and Exchange of Calnetics Common Stock.
             ------------------------------------------------

          (a) As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of Calnetics Common Stock immediately prior to the Effective Time (excluding any shares of Calnetics Common Stock which will be cancelled pursuant to Section 3.1.3 and any shares which constitute Perfected Dissenting Shares pursuant to Section 3.4) a letter of transmittal (the "Letter of Transmittal") stating that the Merger has been consummated and setting forth instructions for use in effecting the surrender of the shares of Calnetics Common Stock in exchange for the cash, Debenture and shares of Summa Common Stock which all holders of shares of Calnetics Common Stock are entitled to receive as a consequence of the Merger. An election form shall accompany each Letter of Transmittal pursuant to which each holder may elect within 30 days following the date of the Letter of Transmittal to receive cash or additional shares of Summa Common Stock pursuant to the provisions of
Section 3.1.1(b) above.

          (b) Upon surrender of a certificate formerly representing shares of Calnetics Common Stock for cancellation to the Exchange Agent, together with a Letter of Transmittal, duly executed, and such other documents as the Exchange Agent shall reasonably request, the holder of such certificate shall be entitled to receive in exchange therefor (i) a certified or bank cashier's check in the amount equal to the cash which such holder has the right to receive pursuant to the provisions of Sections 3.1.1(a)(i), 3.1.1(b) and 3.3, (ii) a Debenture in the aggregate principal amount which such holder has a right to receive pursuant to Section 3.1.1(a)(ii), and (iii) a certificate representing that number of whole shares of Summa Common Stock which such holder has the right to receive pursuant to Section 3.1.1(a)(iii) (in each case less the amount of any required withholding taxes), and the certificate formerly representing shares of Calnetics Common Stock so surrendered shall forthwith be cancelled. Until surrendered as contemplated by this Section 3.2, each certificate formerly representing shares of Calnetics Common Stock shall be deemed for all purposes at any time after the Effective Time to evidence solely the right to receive the cash, Debenture and number of whole shares of Summa Common Stock into which such shares of Calnetics Common Stock have been converted under Section 3.1 hereof.

          (c) Notwithstanding any other provisions of this Agreement, no dividends or other distributions declared after the Effective Time on Summa Common Stock shall be paid with respect to any shares of Calnetics Common Stock until the certificate formerly representing such shares is surrendered for exchange as provided herein. Subject to the effect of applicable laws, following surrender of any certificate formerly representing shares of Calnetics Common Stock, there shall be paid to the holder of shares of Summa Common Stock issued in exchange therefor, without interest, the amount of dividends or other distributions with a record date after the Effective Time theretofore payable with respect to such whole shares of Summa Common stock and not paid, less the amount of any withholding taxes which may be required thereon.

          (d) From and after the Effective Time, there shall be no transfers on the stock transfer books of Calnetics of the shares of Calnetics Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, certificates representing any such shares are presented to the Surviving Corporation, they shall be cancelled and exchanged for certificates for the consideration, if any, deliverable in respect thereof pursuant to this Agreement and the Merger Agreement. Certificates formerly representing shares of Calnetics Common Stock surrendered for exchange by any person constituting an "affiliate" of Summa for purposes of Rule 145(c) under the Securities Act shall not be exchanged until Summa has received an Affiliate Letter from such person in the form set forth in Exhibit K attached hereto. In the event that any certificate which formerly represented shares of Calnetics Common Stock shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed and, if required by Summa, the posting by such person of a bond in such reasonable amount as Summa may direct as indemnity against any claim that may be made against it with respect to such certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed certificate the applicable Merger consideration, cash in lieu of fractional shares, and unpaid dividends and distributions on shares of Summa Common Stock as provided herein.

          3.3  Fractional Shares.  No fractional shares of Summa Common Stock
               -----------------
and no scrip certificates therefor shall be issued to represent any fractional share interests in shares of Summa Common Stock, and such fractional share interest shall not entitle the owners thereof to vote, to receive dividends, or to exercise any other right of shareholders of Summa. In lieu of a fractional share or scrip certificate, each holder of a share of Calnetics Common Stock otherwise entitled to a fractional interest in a share of Summa Common Stock shall be entitled to receive a cash payment (without interest) in an amount equal to the fraction of such share of Summa Common Stock to which such holder otherwise would be entitled multiplied by the Average Trading Price determined as provided in Section 3.1.1(c) above.

          3.4  Dissenting Shares.  Each Calnetics Shareholder, if any, and each
               -----------------
Summa Shareholder, if any, who becomes entitled, pursuant to the provisions of the California Corporations Code, to the payment in cash of the "fair market value" of such Shareholder's shares of Calnetics Common Stock or Summa Common Stock, as the case may be ("Perfected Dissenting Shares"), shall receive payment therefor from Summa, but only after the value thereof shall have been agreed upon or finally determined pursuant to such provisions. Perfected Dissenting Shares acquired by Summa, if any, shall be canceled.

     4.   SHAREHOLDER APPROVALS AND EFFECTIVE DATE.
          ----------------------------------------

          4.1  Approval by Calnetics Shareholders.  As provided in Section 8.6
               ----------------------------------
below, a special meeting of the Calnetics Shareholders shall be called to be held in accordance with the California Corporations Code on or before May 29, 1997, or as soon thereafter as is practicable, at a time, place and date to be set by the Calnetics Board of Directors, for the purposes of considering and voting upon a proposal to approve this Agreement and the Merger contemplated hereby. The Board of Directors of Calnetics has recommended that the Calnetics Shareholders approve this Agreement and the Merger.

          By signing this Agreement where indicated on the signature page hereof, each shareholder of Calnetics who owns or has voting control over 10% or more of the Common Stock of Calnetics issued and outstanding as of the date hereof has agreed, subject to the terms and conditions of this Agreement, to vote all such shares in favor of this Agreement and the Merger at the special meeting of Calnetics Shareholders .

          4.2  Approval by Summa Shareholders and Summa.  As provided in Section
               ----------------------------------------
8.7 below, a special meeting of the Summa Shareholders shall be called to be held in accordance with the California Corporations Code on or before May 29, 1997, or as soon thereafter as is practicable, at a time, place and date to be set by the Summa Board of Directors, for the purposes of considering and voting upon a proposal to approve the Agreement of Merger, the Merger and the other transactions (including the issuance of Summa Common Stock) contemplated thereby. The Summa Board of Directors has recommended that the Summa shareholders approve the Agreement of Merger, the Merger and the other transactions (including the issuance of Summa Common Stock) contemplated thereby. Summa, as the sole shareholder of Subsidiary, shall approve the Agreement of Merger, the Merger and the other transactions contemplated thereby.

          4.3  Effective Date and Time.  Upon approval of this Agreement and the
               -----------------------
Merger contemplated hereby by the Calnetics Shareholders, the Summa Shareholders, and Summa as the sole shareholder of Subsidiary, and provided that the Merger is not thereafter terminated as provided in Section 13 hereof, the Agreement of Merger, along with any and all other necessary documents, shall be executed and delivered by each of Calnetics, Summa and Subsidiary and filed with the California Secretary of State, in accordance with applicable provisions of
the California Corporations Code.   The Merger shall become effective on the
date when the Agreement of Merger, along with any and all other necessary documents, has been duly filed with the California Secretary of State. The date of such effectiveness is referred to herein as the "Effective Date," and the time of such effectiveness is referred to herein as the "Effective Time." Calnetics and Summa shall agree upon the date on which the Agreement of Merger shall be submitted for filing in the State of California.

     5.   EFFECT OF MERGER.
          ----------------

          5.1  Cessation of  Calnetics' Existence.  When the Merger becomes
               ----------------------------------
effective, Calnetics shall be merged with and into Subsidiary, the separate existence of Calnetics shall cease, and Subsidiary, as the Surviving Corporation in the Merger, without further action, shall succeed to and shall possess and enjoy all the rights, privileges, immunities, powers, purposes, and franchises, both of a public and private nature, and be subject to all restrictions, disabilities, and duties of Calnetics, and the Merger shall have the effects on Calnetics and Subsidiary as provided under the California Corporations Code.

          5.2  Property.  All rights, franchises and interest of Calnetics in
               --------
and to every type of   property, whether real, personal or mixed, and all debts
due to Calnetics on whatever account, including stock subscriptions and causes of action, and every other asset of Calnetics, shall be vested in the Surviving Corporation. All such property, rights, privileges, powers and franchises shall be thereafter the property of the Surviving Corporation. Title to any real estate and to any other property, whether by deed or otherwise, under the laws of the State of California or of any other jurisdiction, that is vested in Calnetics shall not revert or be in any way impaired by reason of the Merger or the statutes providing therefor.

          5.3  Creditor Rights.  All rights of creditors and all liens upon the
               ---------------
property of Calnetics existing immediately prior to the Effective Time shall be preserved unimpaired, and all debts, liabilities, obligations, penalties and duties of Calnetics shall thenceforth attach to the Surviving Corporation, and may be enforced against it to the same extent as if they had been incurred or contracted by it. No liability or obligation due or to become due, nor any claim or demand existing against either corporation or any shareholder, officer or director thereof, shall be impaired by the Merger.

          5.4  Legal Actions.  No action or proceeding, whether civil or
               -------------
criminal, pending on the Effective Date by or against either corporation, or any shareholder, officer, or director thereof, shall abate or be discontinued by the Merger, but may be enforced, prosecuted, settled, or compromised as if the Merger had not occurred, or the Surviving Corporation may be substituted in such action or proceeding in place of Calnetics.

          5.5  Delivery of Documents.  At any time, or from time to time, after
               ---------------------
the Effective Date, the last acting officers of Calnetics, or the corresponding officers of the Surviving Corporation, may, in the name of the Surviving Corporation, execute and deliver all such proper deeds, assignments, and other instruments and take or cause to be taken all such further or other action as the Surviving Corporation may deem necessary or desirable in order to vest, perfect or confirm in the Surviving Corporation title to and possession of all of Calnetics' property, rights, privileges, immunities, powers, purposes and franchises, and otherwise to carry out the purposes of this Agreement.

     6.  REPRESENTATIONS AND WARRANTIES OF CALNETICS.
         -------------------------------------------

          Calnetics hereby represents and warrants to Summa and Subsidiary as follows (it being acknowledged that Summa is entering into this Agreement in material reliance upon each of the following representations and warranties):

          6.1  Organization and Corporate Power.  Calnetics is a corporation
               --------------------------------
duly organized, validly existing and in good standing under the laws of the State of California, and is duly qualified and in good standing to do business as a foreign corporation in each jurisdiction in which such qualification is required and where the failure to be so qualified would have a materially adverse effect upon Calnetics. Calnetics has all requisite corporate power and authority to conduct its business as now being conducted and to own and lease the properties which it now owns and leases. The Articles of Incorporation, as amended to date, certified by the California Secretary of State, the Bylaws of Calnetics, as amended to date, and the resolutions of Calnetics' Board of Directors authorizing the execution, delivery and performance of this Agreement, all certified by the Secretary of Calnetics, which have previously been provided to Summa by Calnetics, are true and complete copies thereof as currently in effect.

          6.2  Capitalization.
               --------------

          (a) The authorized capital stock of Calnetics consists of 20,000,000 shares of Calnetics Common Stock and 2,000,000 shares of preferred stock, without par value. As of the date hereof, there are 3,023,799 shares of Calnetics Common Stock issued and outstanding. All of the issued and outstanding shares of Calnetics Common Stock were validly issued and are fully paid, nonassessable and free of preemptive rights. In addition, there are currently outstanding options to purchase from Calnetics an aggregate of 240,000 additional shares of Calnetics Common Stock (the "Options"). Set forth on Exhibit C attached hereto is a full and complete listing setting forth the name and address of each holder of all Options that are outstanding as of the date hereof, the number of shares subject to each such Option, and the exercise price relating thereto.

          (b) Except expressly set forth in Section 6.2(a) above and on Exhibit C attached hereto, there are no warrants, options, calls, commitments or other rights to subscribe for or to purchase from Calnetics any capital stock of Calnetics or any securities convertible into or exchangeable for any shares of capital stock of Calnetics, or any other securities or agreements pursuant to which Calnetics is or may become obligated to issue any shares of its capital stock, nor is there outstanding any commitment, obligation or agreement on the part of Calnetics to repurchase, redeem or otherwise acquire any of the outstanding shares of its capital stock.

          6.3  Authorization; Government Approvals.  Calnetics has full
               -----------------------------------
corporate power and authority to enter into, execute and deliver this Agreement, to execute all attendant documents and instruments necessary to consummate the transactions herein contemplated, and to perform its obligations hereunder, subject to receipt of the requisite approval of the Calnetics Shareholders.

This Agreement (and each and every other agreement, document and instrument to be executed by Calnetics hereunder) has been effectively authorized by all necessary action on the part of the Board of Directors of Calnetics, which authorizations remain in full force and effect, has been duly executed and delivered by Calnetics, and no other authorizations or proceedings on the part of Calnetics are required to authorize this Agreement and/or the transactions contemplated hereby, except for receipt of the requisite approval of the Calnetics Shareholders. This Agreement constitutes the legal, valid and binding obligation of Calnetics, subject to receipt of the requisite approval of the Calnetics Shareholders, enforceable with respect to Calnetics in accordance with its terms, except as enforcement hereof may be limited by bankruptcy, insolvency, reorganization, priority or other laws or court decisions relating to or affecting generally the enforcement of creditors' rights or affecting generally the availability of equitable remedies. Other than in connection with the filing of the Agreement of Merger with the California Secretary of State and related assumption of tax liabilities, proceedings with the Commission, and the proceedings contemplated by Section 8.6 hereof, no authorization, consent or approval of any public body or authority is necessary for the consummation by Calnetics of the transactions contemplated by this Agreement.

          6.4  No Conflicts.  Except as disclosed on the Calnetics Disclosure
               ------------
Schedule attached hereto as Exhibit D, neither the execution and delivery of this Agreement, nor the consummation by Calnetics of any of the transactions contemplated hereby, nor compliance by Calnetics with any of the provisions hereof, will (i) conflict with or result in a breach of, violation of, or default under any of the terms, conditions or provisions of any note, debenture, bond, mortgage, indenture, license, lease, credit agreement or other agreement, document, instrument or obligation (including, without limitation, any of Calnetics' charter documents) to which Calnetics is a party or by which any of its assets or properties may be bound, or (ii) violate any judgment, order, injunction, decree, statute, rule or regulation applicable to Calnetics or any of its officers, directors, employees, assets or properties, excluding from the foregoing clauses (i) and (ii) any conflicts, breaches, violations or defaults that would not have a materially adverse affect on Calnetics or materially impair Calnetics' ability to consummate the transactions contemplated hereby, or for which Calnetics shall have received before the Effective Time appropriate consents or waivers.

          6.5  Subsidiaries.  Calnetics has no subsidiaries and no investments,
               ------------
directly or indirectly, or other financial interest in any other corporation or business organization, joint venture or partnership of any kind whatsoever except as reflected in the Calnetics Financial Statements (defined in Section
6.6 below) or as shown on the Calnetics Disclosure Schedule.

          6.6  Financial Statements.  Attached hereto as Exhibit E are (i) the
               --------------------
audited consolidated financial statements of Calnetics for each of its fiscal years ended June 30, 1994, 1995 and 1996, consisting of balance sheets as of such dates, the related statements of income for the periods then ended, and the notes thereto, certified by Arthur Andersen LLP, and (ii) unaudited consolidated financial statements of Calnetics for the 6 months ended December 31, 1996, consisting of the balance sheet as of such date (the "Calnetics Balance Sheet"), the related statement of income for the period then ended, and the notes thereto, certified by the chief financial officer of Calnetics. Such financial statements (and the notes related thereto) are herein sometimes collectively referred to as the "Calnetics Financial Statements." The Calnetics Financial Statements (i) are derived from the books and records of Calnetics, which books and records have been consistently maintained in a manner which reflects, and such books and records do fairly reflect in all material respects, the assets and liabilities of Calnetics, (ii) fairly present in all material respects the financial condition of Calnetics on the respective dates of such statements and the results of its operations for the periods indicated, except as may be disclosed in the notes thereto, and (iii) have been prepared in all material respects in accordance with generally accepted accounting principles consistently applied throughout the periods involved (except for footnote disclosures to the unaudited financial statements and as otherwise disclosed in the notes thereto).

          6.7  Absence of Undisclosed Liabilities.  Except as and to the extent
               ----------------------------------
reflected or reserved against in the Calnetics Balance Sheet, and as to matters arising in the ordinary course of its business since the date of the Calnetics Balance Sheet that are disclosed in the Calnetics Disclosure Schedule, Calnetics has no liability or obligation (whether accrued, to become due, contingent or otherwise) which individually or in the aggregate could have a materially adverse effect on the business, assets or condition (financial or otherwise) of Calnetics.

          6.8  Absence of Certain Developments.  Except as set forth in the
               -------------------------------
Calnetics Disclosure Schedule, since the date of the Calnetics Balance Sheet there has been (i) no declaration, setting aside or payment of any dividend or other distribution with respect to any capital stock of Calnetics, no redemption, purchase or other acquisition of any shares of Calnetics' capital stock, and no split-up or other recapitalization relative to any of such capital stock, nor any action authorizing or obligating Calnetics to do any of the foregoing; (ii) no loss, destruction or damage to any material property or asset of Calnetics, whether or not insured; (iii) no acquisition or disposition of material assets (or any contract or arrangement therefor) or any other material transaction by Calnetics, otherwise than for fair value and in the ordinary course of business; (iv) no discharge or satisfaction by Calnetics of any lien or encumbrance or payment of any material obligation or liability (absolute or contingent) other than current liabilities shown on the Calnetics Balance Sheet, or current liabilities incurred since the date thereof in the ordinary course of business, (v) no sale, assignment or transfer by Calnetics of any of its tangible or intangible assets including any security interest or other encumbrance, or waiver by Calnetics of any rights of value which, in any such case, is outside the ordinary course of business and material to the business of Calnetics; (vi) no payment or accrual (except consistent with past practices) of any bonus to or change in the compensation of any director, officer or employee, whether directly or by means of any bonus, pension plan, contract or commitment;
(vii) no write-off or material reduction in the carrying value of any asset which is material to the business of Calnetics; (viii) no disposition or lapse of rights as to any intangible property which is material to the business of Calnetics; (ix) except for ordinary travel advances, no loans or extensions of credit to shareholders, officers, directors or employees of Calnetics; (x) no loss of a customer of or supplier to Calnetics the loss of which could reasonably be expected to materially adversely affect Calnetics; (xi) no agreement to do any of the things described in this Section 6.8, or (xii) no materially adverse change in the condition (financial or otherwise) of Calnetics or in its assets, liabilities, properties or business.

          6.9  Real Property.  Set forth in the Calnetics Disclosure Schedule is
               -------------
a complete and accurate description of each parcel of real property owned by or leased to and occupied by Calnetics, and Calnetics neither owns or leases, nor occupies, any other real property. Except as would be disclosed in a reasonably diligent inspection, to Calnetics' Knowledge, the buildings and all fixtures and improvements located on such real property are in good operating condition, ordinary wear and tear excepted. To Calnetics Knowledge, Calnetics is not in violation of any zoning, building or safety ordinance, regulation or requirement or other law or regulation applicable to the operation of owned or leased properties, the violation of which could reasonably be expected to have a material adverse affect upon Calnetics, its condition (financial or otherwise), assets, liabilities, properties or business, and Calnetics has not received any notice of violation with which it has not complied or is not taking steps to comply. Calnetics has good and marketable title to all such real property owned by Calnetics, free and clear of all liens, mortgages, encumbrances, easements, leases, restrictions and claims of any kind whatsoever except for (i) those matters shown on the Calnetics Disclosure Schedule, (ii) liens for taxes and tax assessments not yet due and payable; and (iii) mechanics' or similar liens for materials or services furnished or to be furnished after the date hereof. All leases of real property to which Calnetics is a party are fully effective in accordance with their respective terms and afford Calnetics peaceful and undisturbed possession of the subject matter of the lease, and there exists no material default on the part of Calnetics or termination thereof, except as may be set forth in the Calnetics Disclosure Schedule.

          6.10 Tangible Personal Property.  Set forth in the Calnetics
               --------------------------
Disclosure Schedule hereto is a complete list of all items of tangible personal property (including without limitation all items of tooling) owned, leased or otherwise used by Calnetics in the current conduct of its business, wherever located, where the original cost was in excess of $50,000.00. Except as set forth in the Calnetics Disclosure Schedule, Calnetics has, and at the Effective Date will have, good and marketable title to, or in the case of leased equipment a valid leasehold interest in, and is in the possession of, all such items of personal property owned or leased by it, free and clear of all title defects, mortgages, pledges, security interests, condition sales agreements, liens, restrictions or encumbrances whatsoever. Included in the Calnetics Disclosure
Schedule is a list of all outstanding equipment leases and maintenance agreements to which Calnetics is a party as lessee and which individually provide for future lease payments in excess of $5,000 per month, with the identities of the other parties to all such leases and agreements shown thereon. All leases of tangible personal property to which Calnetics is a party and which are material to the business of Calnetics are fully effective in accordance with their respective terms, and there exists no material default on the part of Calnetics or termination thereof, except as may be set forth in the Calnetics Disclosure Schedule. Each item of capital equipment reflected in the Calnetics Balance Sheet which is used in the current conduct of Calnetics' business is in good operating and usable condition and repair, ordinary wear and tear excepted, and is suitable for use in the ordinary course of Calnetics' business and fit for its intended purposes, except as may be set forth in the Calnetics Disclosure Schedule.

          6.11 Tax Matters.  Calnetics has, since its inception, duly filed and
               -----------
timely all federal, state, county and local tax returns required to have been filed by it in those jurisdictions where the nature or conduct of its business required such filing and where the failure to so file would be materially adverse to Calnetics. Copies of all tax returns for the past three years have been made available for inspection by Summa prior to the execution hereof. All federal, state, county and local taxes, including but not limited to those taxes due with respect to Calnetics' properties, income, gross receipts, excise, occupation, franchise, permit, licenses, sales, payroll, and inventory due and payable as of the date of the Effective Date by Calnetics have been paid or validly extended. The amount reflected in the Calnetics Balance Sheet as liabilities or reserves for taxes which are due but not yet payable is sufficient for the payment of all accrued and unpaid taxes of the types referred to hereinabove. No consent to the application of Section 341(f)(2) of the Internal Revenue Code of 1986, as amended, has been filed with respect to Calnetics.

          6.12 Accounts Receivable.  The accounts receivable reflected in the
               -------------------
Calnetics Balance Sheet constituted all accounts receivable of Calnetics as of the date thereof, other than accounts receivable fully written off as uncollectible as of such date in accordance with consistently applied prior practice. All such accounts receivable arose from valid sales made (as opposed to consignments) or services rendered in the ordinary course of business, and are not subject to any return privileges, set-off or counter-claim, except as disclosed on the Calnetics Disclosure Schedule. Except as disclosed on the Calnetics Disclosure Schedule, such accounts receivable have been collected in full since the date of the Calnetics Balance Sheet or, to Calnetics' Knowledge, are collectible at their full respective amounts (net of allowance for doubtful accounts established in accordance with consistently applied prior practice). Based upon the prior experience of Calnetics, the "allowance for doubtful accounts" shown on the Calnetics Balance Sheet is sufficient to cover all doubtful accounts.

          6.13 Inventories.  Calnetics has good and marketable title to all of
               -----------
its inventories of raw materials, work-in-process and finished goods, including models and samples, free and clear of all security interests, liens, claims and encumbrances, except as set forth in the Calnetics Disclosure Schedule. All such inventories consist of items that are usable and salable in the ordinary course of business of Calnetics for an amount at least equal to the book value thereto, plus the costs of disposition thereof, and represent quantities, individually and in the aggregate, not in excess of one year's requirements for its business as currently conducted, except as may be set forth in the Calnetics Disclosure Schedule.

          6.14 Contracts and Commitments.  Calnetics has no contract, agreement,
               -------------------------
obligation or commitment, written or oral, expressed or implied, which involves a commitment or liability in excess of $100,000 or for a term of more than one year or whose terms do not permit cancellation without liability on 90 days' notice or less (other than obligations which are included in accounts payable), and no union contracts, employee or consultant contracts, loan, credit or other financing agreements, inventory flooring arrangements, debtor or creditor arrangements, security agreements, licenses, franchise, manufacturing, distributorship or dealership agreements, leases, or bonus, health or stock option plans, except for those described in the Calnetics

Disclosure Schedule, all of which have been made available to Summa prior to the execution hereof. As of the date hereof, to Calnetics' Knowledge, there exists no circumstances which would affect the validity or enforceability of any of such contracts and other agreements in accordance with their respective terms. Except as set forth in the Calnetics Disclosure Schedule, Calnetics has performed and complied in all material respects with all obligations required to be performed by it to date under, and is not in default (without giving effect to any required notice or grace period) under, or in breach of, the terms, conditions or provisions of any of such contracts and other agreements. Except as set forth in the Calnetics Disclosure Schedule, the validity and enforceability of any contract or other agreement described herein has not been and shall not in any manner be affected by the execution and delivery of this Agreement without any further action. Except as set forth in the Calnetics Disclosure Schedule, Calnetics has no material contract, agreement, obligation or commitment which requires or will require future expenditures (including internal costs and overhead) in excess of reasonably anticipated receipts, nor which is likely to be materially adverse to Calnetics' business, assets or condition (financial and otherwise).

          6.15 Patents, Trade Secrets and Customer Lists.  Except as set forth
               -----------------------------------------
in the Calnetics Disclosure Schedule, Calnetics does not have any patents, applications for patents, trademarks, applications for trademarks, trade names, brand names, licenses or service marks relating to the business of Calnetics, nor does any present or former shareholder, officer, director or employee of Calnetics own any patent rights relating to any products manufactured, rented or sold by Calnetics. Except as set forth in the Calnetics Disclosure Schedule, to the Knowledge of Calnetics, Calnetics has the unrestricted right to use, free and clear of any claims or rights of others, all trade secrets, customer lists, manufacturing and secret processes, trademarks, trade names, brand names, licenses and service marks reasonably necessary to the manufacturing and marketing of all products made or proposed to be made by Calnetics, and, to the Knowledge of Calnetics, the continued use thereof by Calnetics following the Effective Date will not conflict with, infringe upon, or otherwise violate any rights of others. To Calnetics' Knowledge, Calnetics has not used and is not making use of any confidential information or trade secrets of any present or past employee of Calnetics that has not been assigned to Calnetics or that Calnetics does not have the right to use.

          6.16 No Pending Material Litigation or Proceedings.  Except as set
               ---------------------------------------------
forth in the Calnetics Disclosure Schedule, there are no actions, suits or proceedings pending or, to Calnetics' Knowledge, threatened against or directly affecting Calnetics (including actions, suits or proceedings where liabilities may be adequately covered by insurance) at law or in equity or before or by any federal, state, municipal or other governmental department, commission, court, board, bureau, agency or instrumentality, domestic or foreign, or affecting any of the shareholders, officers or directors of Calnetics in connection with the business, operations or affairs of Calnetics, which could reasonably be expected to result in any material adverse change in the business, properties, assets or condition (financial or otherwise) of Calnetics, or which question or challenge the transaction contemplated hereby. Except as set forth in the Calnetics Disclosure Schedule, to Calnetics' Knowledge, Calnetics has not, during the past three years, been threatened with any action, suit, proceedings or claim (including actions, suits, proceedings or claims where its liabilities may be adequately covered by insurance) for personal injuries allegedly attributable to products sold or services performed by Calnetics asserting a particular defect or hazardous property in any of Calnetics' products, services or business practices or methods, nor has Calnetics been a party to or threatened with proceedings brought by or before any federal or state agency; and Calnetics has no Knowledge of any defect or hazardous property, claimed or actual, in any such product, service, business practice or method. Calnetics is not subject to any voluntary or involuntary proceeding under the United States Bankruptcy Code and has not made an assignment for the benefit of creditors.

          6.17 Insurance.  Calnetics maintains insurance with reputable
               ---------
insurance companies on such of its equipment, tools, machinery, inventory and properties as are usually insured by companies similarly situated in the same geographic location and to the extent customarily insured, and maintains products and personal liability insurance, and such other insurance against hazards, risks and liability to persons and property as is customary for companies similarly situated in the same geographic location. A true and complete listing and general description of each of Calnetics' insurance policies as currently in force, including all policies of group medical and/or dental insurance, is set forth in the Calnetics Disclosure Schedule, copies of all of which have previously been made available to Summa. All such insurance policies currently are in full force and effect.

          6.18 Arrangements with Personnel.  Except as set forth in the
               ---------------------------
Calnetics Disclosure Schedule, no shareholder, director, officer or employee of Calnetics is presently a party to any transaction with Calnetics, including without limitation any contract, loan or other agreement or arrangements providing for the furnishing of services by, the rental of real or personal property from or to, or otherwise requiring loans or payments to, any such shareholder, director, officer or employee, or to any member of the family of any of the foregoing, or to Calnetics' Knowledge, to any corporation, partnership, trust or other entity in which any shareholder, director, officer or employee or any member of the family of any of them has a substantial interest or is an officer, director, trustee, partner or employee. There is set forth in the Calnetics Disclosure Schedule a list showing (i) the name, title, date and amount of last compensation increase, and aggregate compensation, including amounts paid or accrued pursuant to any bonus, pension, profit sharing, commission, deferred compensation or other plans or arrangements in effect as of the date of this Agreement, of each officer or employee of Calnetics whose salary and other compensation, in the aggregate, received from Calnetics or accrued is at an annual rate (or aggregated for the most recently completed fiscal year) in excess of $100,000, as well as any employment and/or severance agreements relating to any such persons; (ii) a description of any and all bonus, pension, profit sharing, commission, deferred compensation or other plans or arrangements in effect for any of Calnetics' employees as of the date of this Agreement; (iii) a description of any noncompetition or similar agreements to which Calnetics or any shareholder, director, officer or employee of Calnetics is a party; (iv) all powers of attorney from Calnetics to any person or entity; and (v) the name of each person or entity authorized to borrow money or incur or guarantee indebtedness on behalf of Calnetics. Calnetics has made available to Summa copies of all written personnel policies, including without limitation vacation, severance, bonus, profit sharing and commission policies, applicable to any of Calnetics' employees. Neither the execution and delivery of this Agreement by Calnetics, nor the consummation by Calnetics of any of the transactions contemplated hereby, or compliance by Calnetics with any of the provisions hereof, shall create any obligation or liability on the part of Calnetics under any bonus, profit sharing, deferred compensation of other plan or arrangement in effect as of the date of this Agreement, other than the vesting of certain outstanding options.

          6.19 Labor Relations.  Except as set forth in the Calnetics Disclosure
               ---------------
Schedule, Calnetics has never been a party to any collective bargaining agreement or other contract with a labor union, nor, to Calnetics' Knowledge, is any union, labor organization or group of employees of Calnetics presently seeking the right to enter into collective bargaining with Calnetics on behalf of any of its employees.

          6.20 Bank Accounts.  All bank and savings accounts, and other accounts
               -------------
at similar financial institutions, of Calnetics are listed in the Calnetics Disclosure Schedule, and copies of all signature cards or other documentation reflecting all individuals who are authorized to withdraw funds from any such accounts have been made available to Summa.

          6.21 Absence of Questionable Payments.  Neither Calnetics nor, to
               --------------------------------
Calnetics' Knowledge, any shareholder, director, officer, agent, employee, consultant or other person associated with or acting on behalf of any of them, has (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any direct or indirect unlawful payments to governmental officials or others from corporate funds, engaged in any payments or activity which would be deemed a violation of the Foreign Corrupt Practices Act or rules or regulations promulgated thereunder, or (iii) established or maintained any unlawful or unrecorded accounts.

          6.22 Compliance with Laws.  Calnetics holds all licenses, franchises,
               --------------------
permits and authorizations necessary for the lawful conduct of its business as presently conducted, has complied with all applicable statutes, laws, ordinances, rules and regulations of all governmental bodies, agencies and subdivisions having, asserting or claiming jurisdiction over it, with respect to any part of the conduct of its business and corporate affairs, where the failure to so hold or comply could reasonably be expected to have a material adverse affect upon Calnetics' condition (financial or otherwise), business, assets or properties.

          6.23 Environmental Matters.
               ---------------------

            (a) To the Knowledge of Calnetics, except as set forth on the Calnetics Disclosure Schedule:

                (i) Calnetics has complied with all applicable Environmental
Laws;

                (ii) Calnetics' Property (including soils, groundwater, surface water, buildings or other structures) is not contaminated with any Hazardous Substances that may subject Summa to liability under any Environmental Law;

                (iii) the properties formerly owned or operated by Calnetics were not contaminated with Hazardous Substances during the period of ownership or operation by Calnetics that may subject Calnetics to liability under any Environmental Law;

                (iv) Calnetics is not subject to liability under any Environmental Law for any Hazardous Substance disposal or contamination on any third party property;

                (v) Calnetics has not been associated with any release or threat of release of any Hazardous Substance that may subject Calnetics to liability under any Environmental Law;

                (vi) Calnetics has not received any notice, demand, letter, claim or request for information alleging that Calnetics may be in violation of, or liable under, any Environmental Law;

                (vii) Calnetics is not subject to any orders, decrees, injunctions or other arrangements with any governmental entity, nor is subject to any indemnity or other agreement with any third party relating to liability under any Environmental Law or relating to Hazardous Substances;

                (viii) there are no circumstances or conditions involving Calnetics that could reasonably be expected to result in any claims, liability, investigations, costs or restrictions on the ownership, use or transfer of any of Calnetics' Property pursuant to any Environmental Law; and

                (ix) Calnetics' Property does not contain any underground storage tanks, asbestos-containing material, lead-based products, or polychlorinated biphenyls.

          6.24 Relationships with Customers and Suppliers.  Except as set forth
               ------------------------------------------
in the Calnetics Disclosure Schedule, no present customer or substantial supplier to Calnetics has indicated an intention to terminate or materially and adversely alter its existing business relationship therewith, and Calnetics has no reason to believe that any of the present customers of or substantial suppliers to Calnetics intends to do so, other than, in each such case, any customer or substantial supplier the loss of which could not reasonably be expected to materially adversely affect Calnetics.

          6.25 Brokerage.  Except as set forth in the Calnetics Disclosure
               ---------
Schedule, Calnetics has no obligation to any person or entity for brokerage commissions, finder's fees or similar compensation in connection with the transactions contemplated by this Agreement.

          6.26 Reports Under the Exchange Act.  The Calnetics Common Stock is
               ------------------------------
registered under Section 12(g) of the Exchange Act. Accordingly, Calnetics is subject to the information requirements of the Exchange Act, and in accordance therewith files reports and other information with the Commission. Since January 1, 1992, Calnetics has filed with the Commission on a timely basis all such reports which Calnetics has been required to file under the Exchange Act. Calnetics has made available to Summa accurate and complete copies of each registration statement, report, proxy statement, information statement or schedule, together with all amendments thereto, that were required to be filed with the SEC by Calnetics since January 1, 1992 (the "Calnetics SEC

Documents"). As of their respective dates, the Calnetics SEC Documents complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and none of the Calnetics SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were or are made, not misleading.

          6.27 Disclosure.  Neither this Agreement nor any certificate, exhibit,
               ----------
or other written document or statement, furnished to Summa by or on behalf of Calnetics in connection with the transactions contemplated by this Agreement contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to be stated in order to make the statements contained herein or therein, in the light of the circumstances in which they were made, not misleading. Calnetics has no Knowledge of any fact which has not been disclosed in writing to Summa which may reasonably be expected to materially and adversely affect the business, operations, properties, assets, condition (financial or other), and/or results of operations of Calnetics or the ability of Calnetics to perform all of the obligations to be performed by Calnetics under this Agreement and/or any other agreement between Summa and Calnetics to be entered into pursuant to any provision of this Agreement.

     7.   REPRESENTATIONS AND WARRANTIES OF SUMMA.
          ---------------------------------------

     Summa represents and warrants to Calnetics as follows (it being acknowledged and agreed that Calnetics is entering into this Agreement in material reliance upon each of the following representations and warranties):

          7.1  Organization and Corporate Power.  Summa is a corporation duly
               --------------------------------
organized, validly existing and in good standing under the laws of the State of California, and is duly qualified and in good standing to do business as a foreign corporation in each jurisdiction in which such qualification is required and where the failure to be so qualified would have a materially adverse effect upon Summa. Summa has all requisite corporate power and authority to conduct its business as now being conducted and to own and lease the properties which it now owns and leases. The Articles of Incorporation, as amended to date, certified by the Secretary of State of California, and the Bylaws of Summa, as amended to date, and the resolutions of Summa's Board of Directors authorizing the execution, delivery and performance of this Agreement, all certified by the Secretary of Summa, which have previously been provided to Calnetics by Summa, are true and complete copies thereof as currently in effect. Subsidiary will be organized prior to the Effective Time as a duly organized and validly existing California corporation in good standing under the laws of the State of California, all of whose capital stock will be issued to and owned, beneficially and of record, by Summa.

          7.2  Capitalization.  The authorized capital stock of Summa consists
               --------------
of 10,000,000 shares of Summa Common Stock and 5,000,000 shares of preferred stock, $.001 par value. As of the date hereof, there are 4,070,250 shares of Summa Common Stock outstanding, and no shares of preferred stock have been issued or are outstanding. In addition, there are currently outstanding options and warrants to purchase from Summa an aggregate of 470,721 additional shares of Summa Common Stock. Except expressly set forth hereinabove, there are no warrants, options, calls, commitments or other rights to subscribe for or to purchase from Summa any capital stock of Summa or any securities convertible into or exchangeable for any shares of capital stock of Summa, or any other securities or agreements pursuant to which Summa is or may become obligated to issue any shares of its capital stock, nor is there outstanding any commitment, obligation or agreement on the part of Summa to repurchase, redeem or otherwise acquire any of the outstanding shares of its capital stock.

          7.3  Authorization; Government Approvals.  Summa has full corporate
               -----------------------------------
power and authority to enter into, execute and deliver this Agreement, to execute all attendant documents and instruments necessary to consummate the transactions herein contemplated, and to perform its obligations hereunder, subject to receipt of the requisite approval of the Summa Shareholders. This Agreement (and each and every other agreement, document and instrument to be executed by Summa hereunder) has been effectively authorized by all necessary action on the part of the Board of Directors of Summa, which authorizations remain in full force and effect, has been duly executed and delivered by Summa, and no other authorizations or proceedings on the part of Summa are required to authorize this Agreement and/or the transactions contemplated hereby, except for receipt of the requisite approval of the Summa Shareholders. This Agreement constitutes the legal, valid and binding obligation of Summa, subject to receipt of the requisite approval of the Summa Shareholders, enforceable with respect to Summa in accordance with its terms, except as enforcement hereof may be limited by bankruptcy, insolvency, reorganization, priority or other laws or court decisions relating to or affecting generally the enforcement of creditors' rights or affecting generally the availability of equitable remedies. Other than in connection with the filing of the Agreement of Merger with the California Secretary of State, proceedings with the Commission, and the proceedings specified in Section 8.7 below, no authorization, consent or approval of any public body or authority is necessary for the consummation by Summa of the transactions contemplated by this Agreement.

          7.4  No Conflicts.  Except as disclosed on the Summa Disclosure
               ------------
Schedule attached hereto as Exhibit F, neither the execution and delivery of this Agreement, nor the consummation by Summa of any of the transactions contemplated hereby, or compliance with any of the provisions hereof, will (i) conflict with or result in a breach of, violation of, or default under any of the terms, conditions, or provisions of any note, debenture, bond, mortgage, indenture, license, lease, credit agreement or other agreement, document, instrument or obligation (including, without limitation, any of Summa's charter documents) to which Summa is a party or by which any of its assets or properties may be bound, or (ii) violate any judgment, order, injunction, decree, statute, rule or regulation applicable to Summa or any of its officers, directors, employees, assets or properties, excluding from the foregoing clauses (i) and
(ii) any conflicts, breaches, violations or defaults that would not have a materially adverse affect on Summa or materially impair Summa's ability to consummate the transactions contemplated hereby, or for which Summa shall have received before the Effective Time appropriate consents or waivers.

          7.5  Subsidiaries.  Summa has no subsidiaries and no investments,
               ------------
directly or indirectly, or other financial interest in any other corporation or business organization, joint venture or partnership of any kind whatsoever except as reflected in the Summa Financial Statements (defined in Section 7.6 below) or as shown on the Summa Disclosure Schedule. Prior to the Effective Time, Subsidiary will be organized as a California corporation whose capital stock is wholly-owned by Summa.

          7.6  Financial Statements.  Attached hereto as Exhibit G are (i) the
               --------------------
audited consolidated financial statements of Summa for each of its fiscal years ended August 31, 1994, 1995 and 1996 consisting of balance sheets as of such dates, the related statements of income for the periods then ended, and the notes thereto, certified by Arthur Andersen LLP, and (ii) the unaudited consolidated financial statements of Summa as of and for the six months ended February 28, 1997, consisting of the balance sheet as of such date (the "Summa Balance Sheet"), the related statement of income for the period then ended, and the respective notes thereto, in each case certified by the chief financial officer of Summa. Such financial statements (and the notes related thereto) are herein sometimes collectively referred to as the "Summa Financial Statements." The Summa Financial Statements (i) are derived from the books and records of Summa, which books and records have been consistently maintained in a manner which reflects, and such books and records do fairly reflect in all material respects, the assets and liabilities of Summa, (ii) fairly present in all material respects the financial condition of Summa on the respective dates of such statements and the results of its operations for the periods indicated, except as may be disclosed in the notes thereto, and (iii) have been prepared in all material respects in accordance with generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise disclosed in the notes thereto).

          7.7  Absence of Undisclosed Liabilities.  Except as and to the extent
               ----------------------------------
reflected or reserved against in the Summa Balance Sheet, and as to matters arising in the ordinary course of its business since the date of the Summa Balance Sheet that are disclosed in the Summa Disclosure Schedule, Summa has no liability or obligation (whether accrued, to become due, contingent or otherwise) which individually or in the aggregate could have a materially adverse effect on the business, assets or condition (financial or otherwise) of Summa.

          7.8  Absence of Certain Developments.  Except as set forth in the
               -------------------------------
Summa Disclosure Schedule, since the date of the Summa Balance Sheet there has been (i) no declaration, setting aside or payment of any dividend or other distribution with respect to any capital stock of Summa, no redemption, purchase or other acquisition of any shares of Summa's capital stock, and no split-up or other recapitalization relative to any of such capital stock, nor any action authorizing or obligating Summa to do any of the foregoing; (ii) no loss, destruction or damage to any material property or asset of Summa, whether or not insured; (iii) no acquisition or disposition of material assets (or any contract or arrangement therefor) or any other material transaction by Summa, otherwise than for fair value and in the ordinary course of business; (iv) no discharge or satisfaction by Summa of any lien or encumbrance or payment of any material obligation or liability (absolute or contingent) other than current liabilities shown on the Summa Balance Sheet, or current liabilities incurred since the date thereof in the ordinary course of business, (v) no sale, assignment or transfer by Summa of any of its tangible or intangible assets including any security interest or other encumbrance, or waiver by Summa of any rights of value which, in any such case, is outside the ordinary course of business and material to the business of Summa; (vi) no payment of any bonus to or change in the compensation of any director, officer or employee, whether directly or by means of any bonus, pension plan, contract or commitment; (vii) no write-off or material reduction in the carrying value of any asset which is material to the business of Summa; (viii) no disposition or lapse of rights as to any intangible property which is material to the business of Summa; (ix) except for ordinary travel advances, no loans or extensions of credit to shareholders, officers, directors or employees of Summa; (x) no loss of a customer of or supplier to Summa the loss of which could reasonably be expected to materially adversely affect Summa; (xi) no agreement to do any of the things described in this Section 7.8; or (xii) no materially adverse change in the condition (financial or otherwise) of Summa or in its assets, liabilities, properties or business.

          7.9  Real Property.  Set forth in the Summa Disclosure Schedule is a
               -------------
complete and accurate description of each parcel of real property owned by or leased to and occupied by Summa, and Summa neither owns or leases, nor occupies, any other real property. Except as would be disclosed in a reasonably diligent inspection, to Summa's Knowledge, the buildings and all fixtures and improvements located on such real property are in good operating condition, ordinary wear and tear excepted. To Summa's Knowledge, Summa is not in violation of any zoning, building or safety ordinance, regulation or requirement or other law or regulation applicable to the operation of owned or leased properties, the violation of which could reasonably be expected to have a material adverse affect upon Summa, its condition (financial or otherwise), assets, liabilities, properties or business, and Summa has not received any notice of violation with which it has not complied or is not taking steps to comply. Summa has good and marketable title to all such real property owned by Summa, free and clear of al liens, mortgages, encumbrances, easements, leases, restrictions and claims of any kind whatsoever except for (i) those matters shown on the Summa Disclosure Schedule; (ii) liens for taxes for the current year and tax assessments not yet due and payable; and (iii) mechanics' or similar liens for materials or services furnished or to be furnished after the date hereof. All leases of real property to which Summa is a party are fully effective in accordance with their respective terms and afford Summa peaceful and undisturbed possession of the subject matter of the lease, and there exists no material default on the part of Summa or termination thereof, except as may be set forth in the Summa Disclosure Schedule.

          7.10 Tangible Personal Property.  Set forth in the Summa Disclosure
               --------------------------
Schedule hereto is a complete list of all items of tangible personal property (including without limitation all items of tooling) owned or leased and used by Summa in the current conduct of its business, where the original cost was in excess of $50,000. Except as set forth in the Summa Disclosure Schedule, Summa has, and at the Effective Date will have, good and marketable title to, or in the case of leased equipment a valid leasehold interest in, and is in possession of, all such items of personal property owned or leased by it, free and clear of all title defects, mortgages, pledges, security interests, conditional sales agreements, liens, restrictions or encumbrances whatsoever. Included in the Summa Disclosure Schedule is a list of all outstanding equipment leases and maintenance agreements to which Summa is a party as lessee and which individually provide for future lease payments in excess of $5,000 per month, with the identities of the other parties to all such leases and agreements shown thereon. All leases of tangible personal property to which Summa is a party and which are material to the business of Summa are fully effective in accordance with their respective terms, and there exists no material default on the part of Summa or termination thereof, except as may be set forth in the Summa Disclosure Schedule. Each item of capital equipment reflected in the Summa Balance Sheet which is used in the current conduct of Summa's business is in good operating and usable condition and repair, ordinary wear and tear excepted, and is suitable for use in the ordinary course of Summa's business and fit for its intended purposes, except as may be set forth in the Summa Disclosure Schedule.

          7.11 Tax Matters.  Summa has, since its inception, duly filed and
               -----------
timely all federal, state, county and local tax returns required to have been filed by it in those jurisdictions where the nature or conduct of its business required such filing and where the failure to so file would be materially adverse to Summa. Copies of all tax returns for the past 3 years have been made available for inspection by Calnetics prior to the execution hereof. All federal, state, county and local taxes, including but not limited to those taxes due with respect to Summa's properties, income, gross receipts, excise, occupation, franchise, permit, licenses, sales, payroll, and inventory due and payable as of the date of the Effective Date by Summa have been paid or validly extended. The amount reflected in the Summa Balance Sheet as liabilities or reserves for taxes which are due but not yet payable is sufficient for the payment of all accrued and unpaid taxes of the types referred to hereinabove.
No consent to the application of Section 341(f)(2) of the Internal Revenue Code of 1986, as amended, has been filed with respect to Summa.

          7.12 Accounts Receivable.  The accounts receivable reflected in the
               -------------------
Summa Balance Sheet constituted all accounts receivable of Summa as of the date thereof, other than accounts receivable fully written off as uncollectible as of such date in accordance with consistently applied prior practice. All such accounts receivable arose from valid sales made (as opposed to consignments) or services rendered in the ordinary course of business, and are not subject to any return privileges, set-off or counter-claim, except as disclosed on the Summa Disclosure Schedule. Except as disclosed in the Summa Disclosure Schedule, such accounts receivable have been collected in full since the date of the Summa Balance Sheet or, to Summa's Knowledge, are collectible at their full respective amounts (net of allowance for doubtful accounts established in accordance with consistently applied prior practice). Based upon the prior experience of Summa, the "allowance for doubtful accounts" shown on the Summa Balance Sheet is sufficient to cover all doubtful accounts.

          7.13 Inventories.  Summa has good and marketable title to all of its
               -----------
inventories of raw materials, work-in-process and finished goods, including models and samples, free and clear of all security interests, liens, claims and encumbrances, except as set forth in the Summa Disclosure Schedule. All such inventories consist of items that are usable and salable in the ordinary course of business of Summa for an amount at least equal to the book value thereto, plus the costs of disposition thereof, and represent quantities, individually and in the aggregate, not in excess of one year's requirements for its business as currently conducted, except as may be set forth in the Summa Disclosure Schedule.

          7.14 Contracts and Commitments.  Summa has no contract, agreement,
               -------------------------
obligation or commitment, written or oral, expressed or implied, which involves a commitment or liability in excess of $100,000 or for a term of more than one year or whose terms do not permit cancellation without liability on 90 days' notice or less (other than obligations which are included in accounts payable), and no union contracts, employee or consulting contracts, financing agreements, debtor or creditor arrangements, licenses, franchise, manufacturing, distributorship or dealership agreements, leases, or bonus, health or stock option plans, except as described in the Summa Disclosure Schedule, all of which have been made available to Calnetics prior to the execution hereof. As of the date hereof, to Summa's Knowledge, there exists no circumstances which would affect the validity or enforceability of any of such contracts and other agreements in accordance with their respective terms. Except as set forth in the Summa Disclosure Schedule, Summa has performed and complied in all material respects with all obligations required to be performed by it to date under, and is not in default (without giving effect to any required notice or grace period) under, or in breach of, the terms, conditions or provisions of any of such contracts and other agreements. Except as set forth in the Summa Disclosure Schedule, the validity and enforceability of any contract or other agreement described herein has not been and shall not in any manner be affected by the execution and delivery of this Agreement without any further action. Except as set forth in the Summa Disclosure Schedule, Summa has no material contract, agreement, obligation or commitment which requires or will require future expenditures (including internal costs and overhead) in excess of reasonably anticipated receipts, nor which is likely to be materially adverse to Summa's business, assets or condition (financial and otherwise).

          7.15 Patents, Trade Secrets and Customer Lists.  Except as set forth
               -----------------------------------------
on the Summa Disclosure Schedule, Summa does not have any patents, applications for patents, trademarks, applications for trademarks, trade names, licenses or service marks relating to the business of Summa, nor does any present or former shareholder, officer, director or employee of Summa own any patent rights relating to any products manufactured, rented or sold by Summa. Except as set forth in the Summa Disclosure Schedule, to the Knowledge of Summa, Summa has the unrestricted right to use, free and clear of any claims or rights of others, all trade secrets, customer lists, manufacturing and secret processes, trademarks, tradenames, brand names, licenses and service marks reasonably necessary to the manufacture and marketing of all products made or proposed to be made by Summa, and, to the Knowledge of Summa, the continued use thereof by Summa following the Effective Date will not conflict with, infringe upon, or otherwise violate any rights of others. To Summa's Knowledge, Summa has not used and is not making use of any confidential information or trade secrets of any present or past employee of Summa that has not been assigned to Summa or that Summa does not have the right to use.

          7.16 No Pending Material Litigation or Proceedings.  Except as set
               ---------------------------------------------
forth in the Summa Disclosure Schedule, there are no actions, suits or proceedings pending or, to Summa's Knowledge, threatened against or directly affecting Summa (including actions, suits or proceedings where liabilities may be adequately covered by insurance) at law or in equity or before or by any federal, state, municipal or other governmental department, commission, court, board, bureau, agency or instrumentality, domestic or foreign, or affecting any of the shareholders, officers or directors of Summa in connection with the business, operations or affairs of Summa, which could reasonably be expected to result in any material adverse change in the business, properties or assets, or in the condition (financial or otherwise) of Summa, or which question or challenge the transaction contemplated hereby. Except as set forth in the Summa Disclosure Schedule, to Summa's Knowledge, Summa has not, during the past three years, been threatened with any action, suit, proceedings or claim (including actions, suits, proceedings or claims where its liabilities may be adequately covered by insurance) for personal injuries allegedly attributable to products sold or services performed by Summa asserting a particular defect or hazardous property in any of Summa's products, services or business practices or methods, nor has Summa been a party to or threatened with proceedings brought by or before any federal or state agency; and Summa has no Knowledge of any defect or hazardous property, claimed or actual, in any such product, service, business practice or method. Summa is not subject to any voluntary or involuntary proceeding under the United States Bankruptcy Code and has not made an assignment for the benefit of creditors.

          7.17 Insurance.  Summa maintains insurance with reputable insurance
               ---------
companies on such of its equipment, tools, machinery, inventory and properties as are usually insured by companies similarly situated in the same geographic location and to the extent customarily insured, and maintains products and personal liability insurance, and such other insurance against hazards, risks and liability to persons and property as is customary for companies similarly
situated in the same geographic location.   A true and complete listing and
general description of each of Summa's insurance policies as currently in force, including all policies of group medical and/or dental insurance, is set forth in the Summa Disclosure Schedule, copies of all of which have previously made available to Calnetics. All such insurance policies are currently in full force and effect.

          7.18 Arrangements with Personnel.  Except as set forth in the Summa
               ---------------------------
Disclosure Schedule, no shareholder, director, officer or employee of Summa is presently a party to any transaction with Summa, including without limitation any contract, loan or other agreement or arrangement providing for the furnishing of services by, the rental of real or personal property from or to, or otherwise requiring loans or payments to, any such shareholder, director, officer or employee, or to any member of the family of any of the foregoing, or, to Summa's Knowledge, to any corporation, partnership, trust or other entity in which any shareholder, director, officer or employee, or any member of the family of any of them has a substantial interest or is an officer, director, trustee, partner or employee. There is set forth in the Summa Disclosure Schedule a list showing (i) the name, title, date and amount of last compensation increase, and aggregate compensation, including amounts paid or accrued pursuant to any bonus, pension, profit sharing, commission, deferred compensation or other plans or arrangements in effect as of the date of this Agreement, of each officer or employee of Summa whose salary and other compensation, in the aggregate, received from Summa or accrued is at an annual rate (or aggregated for the most recently completed fiscal year) in excess of $100,000, as well as any employment and/or severance agreements relating to any such persons; (ii) a description of any and all bonus, pension, profit sharing, commission, deferred compensation or other plans or arrangements in effect for any of Summa's employees as of the date of this Agreement; (iii) a description of any noncompetition or similar agreements to which Summa or any shareholder, director, officer or employee of Summa is a party; (iv) all powers of attorney from Summa to any person or entity; and (v) the name of each person or entity authorized to borrow money or incur or guarantee indebtedness on behalf of Summa. Summa has made available to Calnetics copies of all written personnel policies, including without limitation vacation, severance, bonus, pension, profit sharing and commission policies, applicable to any of Summa's employees. Neither the execution and delivery of this Agreement by Summa, nor the consummation by Summa of any of the transactions contemplated hereby, or compliance by Summa with any of the provisions hereof, shall create any obligation or liability on the part of Summa under any bonus, profit sharing, deferred compensation of other plan or arrangement in effect as of the date of this Agreement.

          7.19 Labor Relations.  Except as set forth in the Summa Disclosure
               ---------------
Schedule, Summa has never been a party to any collective bargaining agreement or other contract with a labor union, nor, to Summa's Knowledge, is any union, labor organization or group of employees of Summa presently seeking the right to enter into collective bargaining with Summa on behalf of any of its employees.

          7.20 Bank Accounts.  All bank and savings accounts, and other accounts
               -------------
at similar financial institutions, of Summa are listed in the Summa Disclosure Schedule, and copies of all signature cards or other documentation reflecting all individuals who are authorized to withdraw funds from any such accounts have been made available to Calnetics.

          7.21 Absence of Questionable Payments.  Neither Summa nor, to Summa's
               --------------------------------
Knowledge, any shareholder, director, officer, agent, employee, consultant or other person associated with or acting on behalf of any of them, has (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any direct or indirect unlawful payments to governmental officials or others from corporate funds, engaged in any payments or activity which would be deemed a violation of the Foreign Corrupt Practices Act or rules or regulations promulgated thereunder, or (iii) established or maintained any unlawful or unrecorded accounts.

          7.22 Compliance with Laws.  Summa holds all licenses, franchises,
               --------------------
permits and authorizations necessary for the lawful conduct of its business as presently conducted, has complied with all applicable statutes, laws, ordinances, rules and regulations of all governmental bodies, agencies and subdivisions having, asserting or claiming jurisdiction over it, with respect to any part of the conduct of its business and corporate affairs, where the failure to so hold or comply could reasonably be expected to have a material adverse affect upon Summa's condition (financial or otherwise), business, assets or properties.

          7.23 Environmental Matters.
               ---------------------

            (a) To the Knowledge of Summa, except as set forth on the Summa Disclosure Schedule:

               (i)     Summa has complied with all applicable Environmental
Laws;

               (ii) Summa's Property (including soils, groundwater, surface water, buildings or other structures) is not contaminated with any Hazardous Substances that may subject Summa to liability under any Environmental Law;

               (iii) the properties formerly owned or operated by Summa were not contaminated with Hazardous Substances during the period of ownership or operation by Summa that may subject Summa to liability under any Environmental Law;

               (iv) Summa is not subject to liability under any Environmental Law for any Hazardous Substance disposal or contamination on any third party property;

               (v) Summa has not been associated with any release or threat of release of any Hazardous Substance that may subject Summa to liability under any Environmental Law;

               (vi) Summa has not received any notice, demand, letter, claim or request for information alleging that Summa may be in violation of, or liable under, any Environmental Law;

               (vii) Summa is not subject to any orders, decrees, injunctions or other arrangements with any governmental entity, nor is subject to any indemnity or other agreement with any third party relating to liability under any Environmental Law or relating to Hazardous Substances;

               (viii) there are no circumstances or conditions involving Summa that could reasonably be expected to result in any claims, liability, investigations, costs or restrictions on the ownership, use or transfer of any of Summa's Property pursuant to any Environmental Law; and

               (ix) Summa's Property does not contain any underground storage tanks, asbestos-containing material, lead-based products, or polychlorinated biphenyls.

          7.24 Relationships with Customers and Suppliers.  Except as may be set
               ------------------------------------------
forth on the Summa Disclosure Schedule, no present customer or substantial supplier to Summa has indicated an intention to terminate or materially and adversely alter its existing business relationship therewith, and Summa has no reason to believe that any of the present customers of or substantial suppliers to Summa intends to do so, other than, in each such case, any customer or substantial supplier the loss of which could not reasonably be expected to materially adversely affect Summa.

          7.25 Brokerage.  Except as set forth in the Summa Disclosure Schedule,
               ---------
Summa has no obligation to any person or entity for brokerage commissions, finder's fees or similar compensation in connection with the transactions contemplated by this Agreement.

          7.26 Reports Under the Exchange Act.  The Summa Common Stock is
               ------------------------------
registered under Section 12(g) of the Exchange Act. Accordingly, Summa is subject to the information requirements of the Exchange Act, and in accordance therewith files reports and other information with the Commission. Since January 1, 1992, Summa has filed with the Commission on a timely basis all such reports which Summa has been required to file under the Exchange Act. Summa has made available to Calnetics accurate and complete copies of each registration statement, report, proxy statement, information statement or schedule, together with all amendments thereto, that were required to be filed with the SEC by Summa since January 1, 1992 (the "Summa SEC Documents"). As of their respective dates, the Summa SEC Documents complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and none of the Summa SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were or are made, not misleading.

          7.27 Disclosure.  Neither this Agreement, nor any certificate,
               ----------
exhibit, or other written document or statement, furnished to Calnetics by or on behalf of Summa in connection with the transactions contemplated by this Agreement contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to be stated in order to make the statements contained herein or therein, in the light of the circumstances in which they were made, not misleading. Summa has no Knowledge of any fact which has not been disclosed in writing to Calnetics which may reasonably be expected to materially and adversely affect the business, properties, assets, condition (financial or other) and/or results of operations of Summa or the ability of Summa to perform all of the obligations to be performed by Summa under this Agreement and/or any other agreement between Summa and Calnetics to be entered into pursuant to any provision of this Agreement.

          7.28 Financing.  Summa shall use its best efforts to obtain the funds
               ---------
required to make full payment of the cash portion of the Merger consideration as contemplated herein.

     8.   COVENANTS OF THE PARTIES PRIOR TO THE EFFECTIVE DATE.
          ----------------------------------------------------

     Each of Calnetics and Summa hereby covenants to and agrees with the other that between the date hereof and the Effective Date:

          8.1  Access to Properties and Records.  Each party shall give to the
               --------------------------------
other and its authorized representatives full access, during reasonable business hours, in such a manner as not unduly to disrupt normal business activities, to any and all of its premises, properties, contracts, books, records and affairs, and will cause its senior officers to furnish any and all data and information pertaining to its business that the other may from time to time reasonably require. Unless and until the transactions contemplated by this Agreement have been consummated, each party and its representatives shall hold in confidence all information so obtained and will use such information solely for the purposes intended by this Agreement. If the transactions contemplated hereby are not consummated, each party will return all documents (and copies thereof) hereinabove referred to and obtained therefrom. Such obligation of confidentiality shall not extend to any information which is shown to have been previously (i) known to the party receiving it, (ii) generally known to others engaged in the trade or business of the disclosing party, (iii) part of public knowledge or literature without breach of a duty of confidentiality, or (iv) lawfully received from a third party. Without limiting the generality of the foregoing, it is understood and agreed that certain information disclosed by each party to the other, or their respective representatives, may constitute "material inside information" that has not previously been disclosed to the public generally. Each party acknowledges that it and its representatives are aware of the restrictions on the use of such information imposed by federal and state securities laws, agrees to comply and cause its representatives to comply with such restrictions, and agrees to indemnify and hold the other party and each of its directors, officers and employees free and harmless from any and all liability, cost or expense that any of them may incur or suffer by reason of any breach by the indemnifying party or any of its authorized representatives of any of such restrictions. From and after the date hereof and until the Closing or termination hereof, neither party, nor any of their respective officers, directors, principal shareholders or other representatives, shall purchase or sell, directly or indirectly, in the public marketplace or otherwise, any securities of the other party.

          8.2  Corporate Existence, Rights and Franchises.  Each party shall
               ------------------------------------------
take all necessary actions to maintain in full force and effect its corporate existence, rights, franchises and good standing. No change shall be made to the Articles of Incorporation or Bylaws of either party.

          8.3  Insurance.  Each party shall take all necessary actions to
               ---------
maintain in force all of its existing insurance policies (or replacements therefor), subject only to variations in amounts required by the ordinary operation of its business.

          8.4  Conduct of Business in the Ordinary Course.  Except as otherwise
               ------------------------------------------
expressly provided in this Agreement, neither party shall permit to be done any act which would result in a material breach of any of the covenants of such party contained herein or which would cause the representations and warranties of such party contained herein to become untrue or inaccurate in any material respect as of any date subsequent to the date hereof. Without limiting the generality of the foregoing, each party shall take all reasonably necessary actions to (i) operate its business diligently in the ordinary course of business as an ongoing concern, and will use its best business efforts to preserve intact its organization and operations at current levels and to make available to the Surviving Corporation the services of Calnetics' present employees and to preserve for the Surviving Corporation the relationships of Calnetics with its suppliers and customers and others having business relationships with it; (ii) maintain in good operating condition, ordinary wear and tear excepted, all of its assets and properties which are in such condition as of the date hereof; (iii) maintain its books, accounts and records in the usual, regular and ordinary manner, on a basis consistent with past practice in recent periods; (iv) refrain from entering into any contract, agreement, lease, acquisition, sale of assets, capital expenditure or other commitment of a value in excess of $250,000 (other than purchases and sales of inventory, including sales orders, in the ordinary course of business), or from modifying, amending, canceling or terminating any of such contracts, agreements, leases or other commitments presently in force, except as expressly contemplated by this Agreement, without the prior approval of the other party (which approval shall not be unreasonably withheld and which may be verbal to be promptly followed by written confirmation); (v) refrain from paying any bonus to any officer or director, other than pursuant to any contract, agreement or arrangement existing on the date of this Agreement, or any employee other than on a basis consistent with past practice, and from declaring or paying any dividend, or making any other distribution in respect of, or from redeeming, any of its capital stock; and (vi) refrain from issuing any capital stock or other securities convertible into or exercisable to purchase capital stock other than upon exercise of existing options .

          8.5  Consents.  Each of the parties shall use its best business
               --------
efforts to obtain any and all necessary permits, approvals, qualifications, consents or authorizations from third parties and governmental authorities which are required to be obtained prior to the Effective Date, and shall use its best efforts to make or complete all filings, proceedings and waiting periods required to be made or completed prior to the Effective Date.

          8.6  Approval of Calnetics Shareholders.  A special meeting of the
               ----------------------------------
Calnetics Shareholders shall be called to be held in accordance with the California Corporations Code on or before May 29, 1997, or as soon thereafter as is practicable, at a time, place and date to be set by the Calnetics Board of Directors, for the purposes of considering and voting upon a proposal to approve this Agreement and the transactions contemplated hereby. The Calnetics Board of Directors shall recommend that the Calnetics Shareholders approve this Agreement and the transactions contemplated hereby. By signing this Agreement where indicated on the signature page hereof, each shareholder of Calnetics who owns or has voting control over 10% or more of the Common Stock of Calnetics issued and outstanding as of the date hereof has agreed (subject to the terms and conditions of this Agreement) to vote all such shares in favor of the transactions contemplated hereby at the special meeting of Calnetics Shareholders. Calnetics shall prepare and mail, or cause to be prepared and mailed to the Calnetics Shareholders, at least 30 days prior to the special meeting, appropriate notice of the meeting, together with a copy of the Joint Proxy Statement/Prospectus prepared as provided in Section 8.8 below.

          8.7  Approval of Summa Shareholders.  A special meeting of the Summa
               ------------------------------
Shareholders shall be called to be held in accordance with the California Corporations Code on or before May 29, 1997, or as soon thereafter as is practicable, at a time, place and date to be set by the Summa Board of Directors, for the purposes of considering and voting upon a proposal to approve this Agreement and the transactions contemplated hereby. The Summa Board of Directors shall recommend that the Summa Shareholders approve this Agreement and
the transactions contemplated hereby.   Summa shall prepare and mail, or cause
to be prepared and mailed to the Summa Shareholders, at least 30 days prior to the special meeting, an appropriate notice of the meeting, together with a copy of the Joint Proxy Statement/Prospectus in Section 8.8 below.

          8.8  Registration Statement and Proxy Statement.
               ------------------------------------------

          (a) Summa and Calnetics shall cooperate in preparing the Registration Statement (including any amendments or supplements thereto) and the Joint Proxy Statement/Prospectus to be included therein and each shall furnish to the other for inclusion therein all such information relating to it as the other party or its counsel reasonably requests. Summa shall file the Registration Statement with the Commission promptly after completion, and Summa and Calnetics shall use all reasonable efforts to respond to any comments of the Commission staff and to have the Registration Statement declared effective as promptly as practicable and, thereafter, to maintain such effectiveness through the Effective Time. Summa agrees to provide to Calnetics the opportunity to review and comment on the Registration Statement, each amendment or supplement to the Registration Statement, each responsive correspondence to be sent to the Commission, and each form of the Joint Proxy Statement/Prospectus within a reasonable time before filing, and agrees not to file any such documents without Calnetics' consent. Summa shall (i) include in the Registration Statement and each amendment and supplement information relating to Calnetics, its business and financial condition only as authorized by Calnetics, and (ii) promptly provide to Calnetics copies of all correspondence received from the Commission with respect to the Registration Statement and its amendments or supplements and copies of all responsive correspondence to the Commission. Summa agrees to notify Calnetics of any stop orders or threatened stop orders with respect to the Registration Statement. The Joint Proxy Statement/Prospectus may be filed with the Commission as confidential preliminary proxy material under Regulation 14A of the Exchange Act.

          (b) Calnetics and Summa shall not furnish to their respective shareholders any proxy materials relating to this Agreement or the Merger until the Registration Statement has become effective. Calnetics and Summa each shall mail to its shareholders (i) as promptly as practicable after the Registration Statement becomes effective, the Joint Proxy Statement/Prospectus (the date of such mailing hereinafter being referred to as the "Mailing Date"), (ii) as promptly as practicable after receipt thereof, any supplemental or amended Joint Proxy Statement/Prospectus, and (iii) such other supplementary proxy materials as may be necessary, in light of the circumstances arising after the mailing of the Joint Proxy Statement/Prospectus, to make the Joint Proxy Statement/Prospectus, as theretofore supplemented or amended, complete and correct. The Joint Proxy Statement/Prospectus and all amendments and supplements thereto shall comply with applicable law and shall be in form and substance satisfactory to Summa and Calnetics.

          (c) Summa and Calnetics each shall advise the other if, at any time before the effective date of the Registration Statement, the date of the special meeting of Calnetics Shareholders to be held pursuant to Section 8.6 hereof, the date of the special meeting of Summa Shareholders to be held pursuant to Section
8.7 hereof, or the Effective Time, the Registration Statement or the Joint Proxy Statement/Prospectus contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements contained therein, in the light of the circumstances under which they were made, not misleading. In such event, Summa or Calnetics, as the case may be, shall provide the other with the information needed to correct such misstatement or omission.

          8.9  Fairness Opinions.  Each party hereto may, but shall not be
               ------------------
obligated to, obtain on or before March 31, 1997 (with a written update to be received on or before the mailing date of the Joint Proxy Statement/Prospectus), at its sole cost and expense, a third-party opinion as to the fairness of the transactions contemplated hereby from a financial point of view to the shareholders of the party obtaining such opinion. Should such opinion not be reasonably acceptable to the party obtaining it, such party may terminate the transactions contemplated hereby without further liability or obligation to the other except as provided in Section 13.2 hereof.

          8.10 Tax Opinion. Calnetics may, but shall not be obligated to, obtain
               ------------
on or before March 31, 1997 (with a written update to be received on or before the Effective Date), at its sole cost and expense, a favorable tax opinion of its counsel, Gibson, Dunn & Crutcher LLP. Should such opinion not be reasonably acceptable to Calnetics, Calnetics may terminate the transactions contemplated hereby without further liability or obligation to Summa except as provided in
Section 13.2 hereof.

          8.11 No Equitable Conversion.  Prior to the Effective Time, neither
               -----------------------
the execution of this Agreement nor the performance of any provision contained herein shall cause either Summa, on the one hand, or Calnetics, on the other hand, to be or become liable for or in respect of the operations or business of the other, for the cost of any labor or materials furnished to or purchased by the other, for compliance with any laws, requirements or regulations of, or taxes, assessments or other charges now or hereafter due to, any governmental authority, or for any other charges or expenses whatsoever pertaining to the conduct of the business or the ownership, title, possession, use or occupancy of the property of the other.

          8.12 Standstill Agreements.
               ---------------------

          (a) Prior to the Effective Time, unless this Agreement is sooner terminated as expressly provided herein, neither party shall initiate, directly or indirectly, any possible business combination, sale of assets or stock, or other transaction which is inconsistent with the transactions contemplated thereby. Notwithstanding the foregoing, either party may respond to third party inquiries subject to the provisions set forth in Section 13.1.8 hereof.

          (b) If this Agreement is terminated by either party, then for a period of two (2) full years from the date of such termination, neither party shall, directly or indirectly, except as may expressly be permitted in writing by the other party: (i) acquire or agree, offer, seek or propose to acquire, or cause to be acquired, ownership of any of the assets or businesses or voting securities of the other party, or any other rights or options to acquire any such ownership (including from a third party); (ii) seek or propose to influence or control the management or policies of the other party; or (iii) enter into any discussions, negotiations, arrangements or understandings with any third party with respect to any of the foregoing.

     9.   CONDITIONS TO THE OBLIGATIONS OF EACH PARTY.
          -------------------------------------------

     The respective obligations of the parties hereto to consummate the transactions contemplated hereby shall be subject to the fulfillment, at or prior to the Effective Date, of the following conditions:

          9.1  Regulatory Approvals.  There shall have been obtained any and all
               --------------------
permits, approvals and qualifications of, and there shall have been made or completed all filings, proceedings and waiting periods, required by any governmental body, agency or regulatory authority which, in the reasonable opinion of counsel to the parties, are required for the consummation of the transactions contemplated hereby.

          9.2  No Action or Proceeding.  No claim, action, suit, investigation
               -----------------------
or other proceeding shall be pending or threatened before any court or governmental agency, and no statute, rule or regulation shall have enacted or entered by a governmental body of competent jurisdiction, which presents a substantial risk of the restraint or prohibition of the transactions contemplated by this Agreement or the obtaining of material damages or other relief in connection therewith.

          9.3  Tax Matters.  Nothing shall have come to the attention of either
               ------------
party which has led such party reasonably to believe that the Merger will not qualify as a tax-free reorganization under Section 368 of the Code.

          9.4  Dissenters' Rights.  The number of shares of either Calnetics
               ------------------
Common Stock or Summa Common Stock which constitute "Perfected Dissenting Shares" as defined in Section 3.4 hereof does not exceed five percent (5%) of the total number of shares of Calnetics Common Stock or Summa Common Stock, as the case may be, outstanding on the respective record dates of the meetings of the Calnetics Shareholders and the Summa Shareholders referred to in Sections
4.1 and 4.2.

     10.  CONDITIONS PRECEDENT TO OBLIGATIONS OF SUMMA AND SUBSIDIARY.
          -----------------------------------------------------------

          The obligation of each of Summa and Subsidiary to consummate the Merger is expressly subject to the satisfaction, on or before the Effective Date, of each of the further conditions set forth below, any or all of which may be waived by Summa in whole or in part without prior notice; provided, however,
                                                             -----------------
that no such waiver of a condition shall constitute a waiver by Summa or Subsidiary of any other condition or of any of its rights or remedies, at law or in equity, if Calnetics shall be in default or breach any of the representations, warranties or covenants of Calnetics under this Agreement:

          10.1 Shareholder Approvals.  The Summa Shareholders and the Calnetics
               ---------------------
Shareholders shall have approved by the requisite vote the adoption of this Agreement and the transactions contemplated hereby.

          10.2 Proceedings.  All corporate and other proceedings taken or to be
               -----------
taken by Calnetics or any governmental authority in connection with the transactions contemplated hereby to be consummated at the Effective Date and all documents incident thereto or required to be delivered prior or at closing will be reasonably satisfactory in form and substance to Summa and its counsel as may be required to consummate the transactions contemplated hereby.

          10.3 Performance of Agreement; Accuracy of Representations and
               ---------------------------------------------------------
Warranties.  Calnetics shall have performed in all material respects the
----------
agreements and covenants required to be performed by Calnetics under this Agreement prior to or on the Effective Date, there shall have been no material adverse change in the condition (financial or otherwise), assets, liabilities, earnings or business of Calnetics since the date hereof, and the representations and warranties of Calnetics contained herein shall, except as contemplated or permitted by this Agreement or as qualified in a writing dated as of the Effective Date and delivered by Calnetics to Summa with the approval of Summa indicated thereon (which writing is to be attached hereto as Exhibit H), be true in all material respects on and as of the Effective Date as if made on and as of such date, and Summa shall have received a certificate, dated as of the Effective Date, signed by the President and Chief Financial Officer of Calnetics, on behalf of Calnetics, reasonably satisfactory to Summa and its counsel, to such effect.

          10.4  Opinion of Counsel of Calnetics  Summa and its counsel shall
                -------------------------------
have received an opinion dated as of the Effective Date from Gibson, Dunn & Crutcher LLP, counsel to Calnetics, in form and substance reasonably satisfactory to Summa and its counsel, substantially to the effect that:

          10.4.1 Calnetics is a duly incorporated and validly existing corporation in good standing under the laws of California, and has the corporate power to enter into this Agreement and consummate the transactions herein;

          10.4.2 This Agreement and the Agreement of Merger have been duly authorized, executed and delivered by Calnetics and each constitutes the legal, valid and binding obligation of Calnetics, except as the same may be limited by bankruptcy, insolvency or other similar laws relating to or affecting the enforcement of creditors' rights or by general principles of equity, whether considered in a proceeding at law or in equity;

          10.4.3 To the best of such counsel's Knowledge, to the extent that the approval or consent of any governmental agency or body is required for the legal and valid execution and delivery of this Agreement or the performance of any obligation of Calnetics under any provision hereof, such consent has been validly procured; and

          10.4.4 Neither the execution of this Agreement nor the performance by Calnetics of any of its obligations hereunder will violate the Certificate of Incorporation or the Bylaws of Calnetics.

          10.5 Accuracy of Information in Joint Proxy Statement/Prospectus.
               -----------------------------------------------------------
None of the information which shall have been furnished by or on behalf of Calnetics or its management for inclusion in the Joint Proxy Statement/Prospectus shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

          10.6 Exchange of Calnetics Options.  Each holder of outstanding
               -----------------------------
Options shall have entered into a written agreement with Calnetics to surrender for cancellation all such Options owned beneficially and of record by such holder effective as of the Effective Time on terms and conditions set forth therein, in consideration of the execution by each such holder of a standard Summa "incentive" or "nonstatutory" stock option agreement, as the case may be (the form of each of which has been provided to Calnetics prior to the execution and delivery hereof), with Summa effective as of the Effective Time, pursuant to which such holders would be entitled to purchase shares of Summa Common Stock on the basis set forth in Section 3.1.2 above.

          10.7 Fairness Opinion.  If a "fairness opinion" has been provided to
               ----------------
the Board of Directors of Summa as provided in Section 8.9 hereof, such opinion subsequently shall not have been withdrawn.

          10.8 Consents.  Calnetics shall have been obtained any and all
               --------
approvals, consents or authorizations of third parties which, in the opinion of counsel Summa, are reasonably required for the consummation of the transactions contemplated hereby.

     11.  CONDITIONS PRECEDENT TO CALNETICS' OBLIGATIONS.
          ----------------------------------------------

     Calnetics' obligation to consummate the Merger is expressly subject to the satisfaction, on or before the Effective Date, of each of the further conditions set forth below, any or all of which may be waived by Calnetics in whole or in part without prior notice; provided, however, that no such waiver of a condition
                           -----------------
shall constitute a waiver by Calnetics of any other condition or of any of its rights or remedies, at law or in equity, if Summa shall be in default or breach any of the representations, warranties or covenants of Summa under this
Agreement:

          11.1 Shareholder Approval.  The Calnetics Shareholders and the Summa
               --------------------
Shareholders shall have approved by the requisite vote the adoption of this Agreement and the transactions contemplated hereby.

          11.2 Proceedings.  All corporate and other proceedings taken or to be
               -----------
taken by Summa or any governmental authority in connection with the transactions contemplated hereby to be consummated at the Effective Date and all documents incident thereto or required to be delivered prior or at closing will be satisfactory in form and substance to Calnetics and its counsel (including but not limited to, the recordation of the Agreement of Merger) as may be required to consummate the transactions contemplated hereby.

          11.3 Performance of Agreement; Accuracy of Representations and
               ---------------------------------------------------------
Warranties.  Summa shall have performed the agreements and covenants required to
----------
be performed by Summa under this Agreement prior to or on the Effective Date, there shall have been no material adverse change in the condition (financial or otherwise), assets, liabilities, earnings or business of Summa since the date hereof, and the representations and warranties of Summa contained herein shall, except as contemplated or permitted by this Agreement or as qualified in a writing dated as of the Effective Date and delivered by Summa to Calnetics with the approval of Calnetics indicated thereon (which writing is to be attached hereto as Exhibit J), be true in all material respects on and as of the Effective Date as if made on and as of such date, and Calnetics shall have received a certificate, dated as of the Effective Date, signed by the President and Chief Financial Officer of Summa, on behalf of Summa, reasonably satisfactory to Calnetics and its counsel, to such effect.

          11.4 Opinion of Counsel for Summa.  Calnetics and its counsel shall
               ----------------------------
have received an opinion, dated as of the Effective Date, from Phillips & Haddan, counsel to Summa, in form and substance reasonably satisfactory to Calnetics and its counsel, substantially to the effect that:

          11.4.1 Each of Summa and Subsidiary is a duly incorporated and validly existing corporation in good standing under the laws of California, and has the corporate power to enter into this Agreement and consummate the transactions herein;

          11.4.2 This Agreement and the Agreement of Merger have been duly authorized, executed and delivered by Summa and each constitutes the legal, valid and binding obligation of each of Summa and Subsidiary, except as the same may be limited by bankruptcy, insolvency or other similar laws relating to or affecting the enforcement of creditors rights or by general principles of equity, whether considered in a proceeding at law or in equity;

          11.4.3 The issuance of Summa Common Stock and Debentures to be issued as a consequence of the Merger (including all of the shares of Summa Common Stock issuable upon conversion of the Debentures and exercise of stock options exchanged as provided in Section 10.6 above) has been duly authorized by all necessary corporate action on the part of Summa; and that all of such shares of Summa Common Stock, when issued as a consequence of the Merger or upon conversion of the Debentures or exercise of stock options, as the case may be, as provided in this Agreement will be validly issued, fully paid and nonassessable under the laws of the State of California;

            11.4.4 To the best of such counsel's Knowledge, to the extent that the approval or consent of any governmental agency or body is required for the legal and valid execution and delivery by Summa of this Agreement, the issuance of Summa Common Stock and Debentures, or the performance of any obligation of Summa or Subsidiary under any provision hereof, such consent has been validly procured;

            11.4.5 Neither the execution of this Agreement or the performance by either Summa or Subsidiary of any of its obligations hereunder, will violate the Articles of Incorporation or the Bylaws of either Summa or Subsidiary; and

            11.4.6 The Registration Statement has become effective under the Act and, to counsel's Knowledge, no stop order suspending its effectiveness has been issued and no proceedings for that purpose are pending before or are contemplated by the Commission.

          11.5 Registration of Shares and Debentures.  All shares of Summa
               -------------------------------------
Common Stock and Debentures issuable to Calnetics Shareholders as a consequence of the Merger (including all shares of Summa Common Stock issuable upon conversion of the Debentures and upon exercise of stock options exchanged as provided in Section 10.6 above) shall have been duly registered under the Securities Act pursuant to the provisions of Section 12 hereof, and such registration shall be effective and no stop order shall have been issued.

          11.6 Accuracy of Information in Joint Proxy Statement/Prospectus.
               -----------------------------------------------------------
None of the information which shall have been furnished by or on behalf of Summa or its management for inclusion in the Joint Proxy Statement/Prospectus shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

          11.7 Composition of Summa's Board of Directors.  Messrs. Clinton G.
               -----------------------------------------
Gerlach, Fred E. Edward and Peter H. Griffith shall have been elected to the Board of Directors of Summa (one of whom shall be elected to each of the three classes of Summa directors), effective as of the Effective Time, to serve in such capacity from and after the Effective Time, along with Messrs. Swartwout and five other current members of Summa's Board of Directors to be designated in the

Joint Proxy Statement/Prospectus, until changed in accordance with applicable law and the Articles of Incorporation and Bylaws of Summa.

          11.8 Nasdaq Listing.  The shares of Summa Common Stock to be issued to
               --------------
the Calnetics Shareholders in connection with the Merger shall have been listed on The Nasdaq National Market.

          11.9 Consents.  Summa shall have been obtained any and all  approvals,
               --------
consents or authorizations of third parties which, in the opinion of counsel Calnetics, are reasonably required for the consummation of the transactions contemplated hereby.

          11.10  Fairness Opinion; Tax Opinion.  If a "fairness opinion" has
                 -----------------------------
been provided to the Board of Directors of Calnetics as provided in Section 8.9 hereof, such opinion subsequently shall not have been withdrawn. If a "tax opinion" has been provided to the Board of Directors of Calnetics as provided in
Section 8.10 hereof, the updated written opinion effective as of the Effective Date specified therein shall have been received.

          11.11  Registration Rights Agreements.  Summa shall have entered into
                 -------------------------------
a Registration Rights Agreement in the Form attached as Exhibit I hereto with each former shareholder of Calnetics who will receive shares of Summa Common Stock as a consequence of the Merger (including shares issuable upon conversion of Debentures and upon exercise of stock options) which, in the aggregate, will represent 10% or more of the number of shares of Summa's Common Stock outstanding immediately following the Merger.

     12.  REGISTRATION OF SHARES AND DEBENTURES.
          -------------------------------------

          Summa shall use its best efforts, with the cooperation and participation of Calnetics as provided in Section 8.8 hereof, to cause all of the shares of Summa Common Stock and Debentures issuable to the Calnetics Shareholders as a consequence of the Merger (including the shares of Summa Common Stock issuable upon conversion of the Debentures and upon exercise of options exchanged as provided in Section 10.6 above) to be duly registered under the Securities Act, and qualified under the Blue Sky laws of each state with jurisdiction over the transaction, as same may be required. Such registration under the Securities Act shall be effected pursuant to the Registration Statement which shall become and remain effective under the Securities Act prior to or as of the Effective Date, and shall remain effective thereafter as to the shares of Summa Common Stock issuable upon conversion of the Debentures and upon exercise of options exchanged as provided in Section
10.6 above for not less than the respective terms of the Debentures and the options. In the case of those Calnetics Shareholders who are not or do not become "Affiliates," as that term is defined in Rule 405, the shares of Summa Common Stock to be received by them as a consequence of the Merger will not require further registration. As provided in Section 11.8 hereof, Summa shall take all necessary actions to obtain the listing of the Summa Common Stock to be issued in connection with the Merger (including the shares issuable upon conversion of the Debentures and upon exercise of the options exchanged as provided in Section 10.6 above) on The Nasdaq National Market.

     13.  TERMINATION, AMENDMENT AND WAIVER.
          ---------------------------------

          13.1 Termination.  This Agreement may be terminated at any time prior
               -----------
to the Effective Date, whether before or after approval by either or both of the Summa Shareholders or the Calnetics Shareholders:

              13.1.1    By mutual written consent of Calnetics and Summa;

              13.1.2 Unilaterally by either Calnetics or Summa at any time on or before April 30, 1997, if as a result of its due diligence the terminating party has determined, in its sole discretion, not to proceed with the transactions contemplated hereby;

              13.1.3 By either Calnetics or Summa, if the Merger shall not have been consummated on or before August 31,1997 (the "Termination Date"), except that the right to terminate under this Section 13.1.2 shall not be available to any party whose failure to perform any covenant herein or satisfy any condition hereof within the reasonable control of such party has been the proximate cause of or resulted in the failure of the Merger to be consummated on or before the Termination Date;

              13.1.4 Unilaterally by either Calnetics or Summa (i) if the other fails to perform any covenant in any material respect in this Agreement, unless the failure is capable of being and has been cured in all material respects within 30 business days after the terminating party has delivered written notice of the alleged failure, or (ii) if any condition to the obligations of that party is not satisfied (other than by reason of a breach by that party of its obligations hereunder), and it reasonably appears that the condition cannot be satisfied prior to the Termination Date, unless the party has earlier waived such condition;

              13.1.5 By either Calnetics or Summa if any of the conditions to such party's performance remain unsatisfied for a period of 40 days after the Commission shall have indicated its willingness to accelerate the effectiveness of the Registration Statement to be filed by Summa as provided in Section 12 hereof;

              13.1.6    By either party as provided in Section 8.9 hereof;

              13.1.7    By Calnetics as provided in Section 8.10 hereof; and

              13.1.8 By either party, upon the payment by the terminating party to the other of the sum of $500,000 should the Board of Directors of such party determine to enter into an inconsistent transaction with a third party.

          13.2 Effect of Termination.  In the event of termination of this
               ---------------------
Agreement by either Summa or Calnetics as provided in Section 13.1, this Agreement shall forthwith become void and there shall be no further obligation on the part of either Calnetics or Summa, or their respective officers or directors (except as set forth in this Section 13.2 and in Sections 8.1, 8.9, 8.10, 12.3, 13.1.8, 14.8, 14.9 and 14.10 which shall survive the termination); provided, however, that if either party hereto willfully fails to
              --------  -------
perform its obligations hereunder or willfully neglects to perform acts that are necessary to the fulfillment of conditions set forth herein or willfully prevents the fulfillment of a condition set forth herein, the other party may seek any available legal and equitable remedies in addition to those provided herein.

          13.3 Amendment.  This Agreement may not be amended or modified except
               ---------
by an instrument in writing signed on behalf of each of the parties hereto and in compliance with applicable law.

          13.4 Waiver.  At any time prior to the Effective Time, the parties
               ------
hereto may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant thereto, and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

     14.  MISCELLANEOUS.
          -------------

          14.1 Other Documents.  Each of the parties hereto shall execute and
               ---------------
deliver such other and further documents and instruments, and take such other and further actions, as may be reasonably requested of them for the implementation and consummation of this Agreement and the transactions herein contemplated.

          14.2 Parties in Interest.  This Agreement shall be binding upon and
               -------------------
inure to the benefit of the parties hereto, and their respective successors and permitted assigns, but shall not confer, expressly or by implication, any rights or remedies upon any other party.

          14.3 Governing Law.  This Agreement is made and shall be governed in
               -------------
all respects, including validity, interpretation and effect, by the laws of the State of California.

          14.4 Notices.  All notices, requests or demands and other
               -------
communications hereunder must be in writing and shall be deemed to have been duly given if personally delivered or 48 hours after mailing, postage prepaid, to the parties as follows:

            (a)   If to Calnetics, to:             Clinton G. Gerlach
                                              Calnetics Corporation
                                              20401 Prairie Street
                                              Chatsworth, California 91311

                  With copies to:             Robert E. Dean, Esq.
                                              Gibson, Dunn & Crutcher LLP



                                              4 Park Plaza
                                              Irvine, California 92614

            (b)   If to Summa, to:            James R. Swartwout
                                              Summa Industries
                                              21250 Hawthorne Boulevard, Suite 500
                                              Torrance, California 90503
                  With copies to:             Michael J. Connell, Esq.
                                              Morrison & Foerster LLP
                                              555 West Fifth Street, Suite 3500
                                              Los Angeles, California 90013-1024

Any party hereto may change its address by written notice to the other party given in accordance with this Section 14.4.

          14.5 Entire Agreement.  This Agreement, together with the Agreement of
               ----------------
Merger and each of the other exhibits and schedules attached hereto, contains the entire agreement between the parties and supersedes all prior agreements, understandings and writings between the parties with respect to the subject matter hereof. Each party hereto acknowledges that no representations, inducements, promises or agreements, oral or otherwise, have been made by any party, or anyone acting with authority on behalf of any party, which are not embodied herein or in the Agreement of Merger or in an exhibit or schedule hereto, and that no other agreement, statement or promise may be relied upon or shall be valid or binding.

          14.6 Headings.  The captions and headings used herein are for
               --------
convenience only and shall not be construed as a part of this Agreement. In this Agreement, the term "including" and terms of similar import shall mean "including without limitation" unless the context requires otherwise.

          14.7 Attorneys' Fees.  In the event of any litigation between
               ---------------
Calnetics and Summa, the non-prevailing party shall pay the reasonable expenses, including the attorneys' fees, of the prevailing party in connection therewith.

          14.8 Expenses.  Except as otherwise expressly provided hereunder, each
               --------
party hereto agrees to pay all of its own expenses and to save the other party harmless against liability for the payment of any such expenses arising in connection with the negotiation, execution and consummation of the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, all registration and filing fees, fees and disbursements of counsel for Summa, expenses of any audits of Summa incident to or required by any such registration and expenses of Summa's proxy solicitation and expenses of complying with the securities or blue sky laws of any jurisdictions pursuant to
Section 12 hereof shall be borne and paid by Summa at Summa's sole cost and expense. One-half of the expenses of printing the Joint Proxy Statement/Prospectus, all expenses of distributing the Joint Proxy Statement/Prospectus to and soliciting proxies from the

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

Calnetics Shareholders, all fees and disbursements of counsel for Calnetics, and the expenses of any audits of Calnetics incident to or required by any such registration, shall be borne and paid by Calnetics at Calnetics' sole cost and expense.

          14.9 Public Announcements.  If any disclosure relating hereto is
               --------------------
believed by either party to be required under applicable securities laws, the other party shall be given advance notice of such disclosure. Both parties shall review in advance any proposed public announcement with respect to the transactions contemplated herein.

          14.10  Survival.  The representations and warranties of the parties
                 --------
contained herein and in any other document or instrument delivered pursuant hereto shall survive any investigations made by or on behalf of any other party made prior to the Effective Time, but shall not survive beyond the Effective Time. Nothing contained in this Section 14.10 shall in any way affect any obligations of any party under this Agreement that are to be performed, in whole or in part, after the Effective Date, nor shall it prevent or preclude any party from pursuing any and all available remedies at law or in equity for actual fraud against any party or parties guilty of such fraud.

          14.11  Counterparts.  This Agreement may be executed in counterparts,
                 ------------
each of which shall be deemed an original but all of which taken together shall constitute but one and the same document.

          14.12  Assignment.  Neither this Agreement, the Agreement of Merger
                 ----------
nor any of the rights, interests or obligations hereunder or thereunder may be assigned by either party without the prior written consent of the other party.

     IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the day and year first above written.

       SUMMA INDUSTRIES                        CALNETICS  CORPORATION



By:    /s/James R. Swartwout                   By:  /s/Clinton Gerlach
       ------------------------------               --------------------------------------
       James R. Swartwout                      Clinton G. Gerlach
       Chief Executive Officer                 Chief Executive Officer

     By signing below, each shareholder who owns or has voting control over 10% or more of the Common Stock of Calnetics outstanding as of the date hereof agrees, subject to the terms and conditions of the foregoing Agreement, to vote, or cause to be voted, in favor of this Agreement and the Merger, all of such shares held of record or beneficially by such shareholder as of the record date for the special meeting of Calnetics Shareholders referred to in Section
8.6 above:

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

                                    GERLACH HOLDING CORPORATION


                                    By:  /s/Clinton Gerlach
                                         --------------------------------------
                                         CLINTON G. GERLACH
                                         President

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